EXHIBIT 99.2




                             NOTE PURCHASE AGREEMENT


                          DATED AS OF DECEMBER 21, 2000


                                  BY AND AMONG


                         BANC ONE MEZZANINE CORPORATION


                                  AS PURCHASER,


                                WC HOLDINGS, INC.


                                  AS BORROWER,


                                       AND

                               HEALTH POWER, INC.
                              COMPMANAGEMENT, INC.
                       COMPMANAGEMENT HEALTH SYSTEMS, INC.
                             M & N MANAGEMENT, INC.
                             M & N ENTERPRISES, INC.

                                  AS GUARANTORS
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                                TABLE OF CONTENTS

                                                                           PAGE


ARTICLE I - DEFINITIONS AND RELATED MATTERS................................-1-

      Section 1.1 - DEFINITIONS............................................-1-
      Section 1.2 - ACCOUNTING PRINCIPLES.................................-18-
      Section 1.3 - OTHER INTERPRETIVE MATTERS............................-18-

ARTICLE II - THE NOTE, AUTHORIZATION AND CLOSING..........................-18-

      Section 2.1 - AUTHORIZATION OF THE NOTE.............................-18-
      Section 2.2 - PURCHASE AND SALE OF THE NOTE.........................-19-
      Section 2.3 - COLLATERAL............................................-19-
      Section 2.4 - PERFORMANCE FEE.......................................-19-
      Section 2.5 - THE CLOSING...........................................-19-

ARTICLE III - CONDITIONS OF THE PURCHASER'S OBLIGATION AT THE CLOSING.....-20-

      Section 3.1 - REPRESENTATIONS, WARRANTIES AND COVENANTS; NO EVENT OF
                    DEFAULT...............................................-20-
      Section 3.2 - ORGANIZATIONAL AGREEMENTS.............................-20-
      Section 3.3 - RELATED DOCUMENTS.....................................-20-
      Section 3.4 - SALE OF THE NOTE TO THE PURCHASER.....................-20-
      Section 3.5 - SECURITIES LAW COMPLIANCE.............................-20-
      Section 3.6 - MERGER AGREEMENT......................................-20-
      Section 3.7 - KEY MAN LIFE INSURANCE................................-21-
      Section 3.8 - COLLATERAL ASSIGNMENT OPINION.........................-21-
      Section 3.9 - SENIOR LOAN AGREEMENT.................................-21-
      Section 3.10 - CLOSING FEES AND EXPENSES............................-21-
      Section 3.11 - EMPLOYMENT AGREEMENTS................................-21-
      Section 3.12 - MANAGEMENT AGREEMENT.................................-21-
      Section 3.13 - OPINION OF THE BORROWER'S AND THE COMPANY'S COUNSEL..-22-
      Section 3.14 - CLOSING DOCUMENTS....................................-22-
      Section 3.15 - EXISTING INDEBTEDNESS/SOURCES AND USES OF PROCEEDS...-23-
      Section 3.16 - SOLVENCY CERTIFICATE.................................-23-
      Section 3.17 - PRO FORMA BALANCE SHEET AND PROJECTIONS..............-23-
      Section 3.18 - PROCEEDINGS..........................................-23-
      Section 3.19 - DUE DILIGENCE........................................-23-
      Section 3.20 - NO MATERIAL ADVERSE CHANGE...........................-23-
      Section 3.21 - COMPLIANCE WITH APPLICABLE LAWS......................-24-
      Section 3.22 - COMPLETION OF CERTAIN MATTERS........................-24-

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      Section 3.23 - WAIVER...............................................-24-

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
             BORROWER.....................................................-24-
      Section 4.1 - ORGANIZATION, POWER AND LICENSES......................-24-
      Section 4.2 - CAPITALIZATION AND RELATED MATTERS....................-25-
      Section 4.3 - SUBSIDIARIES; INVESTMENTS.............................-26-
      Section 4.4 - AUTHORIZATION; NO BREACH..............................-26-
      Section 4.5 - FINANCIAL STATEMENTS..................................-27-
      Section 4.6 - PROJECTIONS AND PRO FORMA FINANCIAL STATEMENTS........-27-
      Section 4.7 - ABSENCE OF UNDISCLOSED LIABILITIES....................-28-
      Section 4.8 - NO MATERIAL ADVERSE CHANGE............................-28-
      Section 4.9 - ABSENCE OF CERTAIN DEVELOPMENTS.......................-29-
      Section 4.10 - ASSETS...............................................-30-
      Section 4.11 - TAX MATTERS..........................................-30-
      Section 4.12 - CONTRACTS AND COMMITMENTS............................-32-
      Section 4.13 - INTELLECTUAL PROPERTY RIGHTS.........................-35-
      Section 4.14 - YEAR 2000 COMPLIANCE.................................-36-
      Section 4.15 - LITIGATION, ETC......................................-37-
      Section 4.16 - BROKERAGE............................................-38-
      Section 4.17 - GOVERNMENTAL CONSENT, ETC............................-38-
      Section 4.18 - INSURANCE............................................-38-
      Section 4.19 - EMPLOYEES............................................-38-
      Section 4.20 - ERISA................................................-39-
      Section 4.21 - COMPLIANCE WITH LAWS.................................-40-
      Section 4.22 - ENVIRONMENTAL AND SAFETY MATTERS.....................-40-
      Section 4.23 - AFFILIATED TRANSACTIONS..............................-42-
      Section 4.24 - SOLVENCY, ETC........................................-42-
      Section 4.25 - INVESTMENT COMPANY...................................-42-
      Section 4.26 - MARGIN REGULATIONS...................................-43-
      Section 4.27 - PUBLIC UTILITY HOLDING COMPANY ACT...................-43-
      Section 4.28 - MERGER AGREEMENT AND SENIOR LOAN AGREEMENT
                     REPRESENTATIONS......................................-43-
      Section 4.29 - DISCLOSURE...........................................-43-
      Section 4.30 - CERTAIN ASSURANCES...................................-43-
      Section 4.31 - CLOSING DATE.........................................-43-
      Section 4.32 - DEFERRED MANAGEMENT COMPENSATION.....................-44-
      Section 4.33 - MERGER TRANSACTIONS NOT A "CHANGE"...................-44-
      Section 4.34 - ASSERTION OF PLEDGE RIGHTS NOT A "CHANGE"............-44-

ARTICLE V - FINANCIAL STATEMENTS AND OTHER REPORTING REQUIREMENTS.........-44-

      Section 5.1 - MONTHLY FINANCIAL STATEMENTS..........................-44-
      Section 5.2 - QUARTERLY FINANCIAL STATEMENTS........................-45-

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      Section 5.3 - ANNUAL FINANCIAL STATEMENTS...........................-45-
      Section 5.4 - REGULAR OFFICER'S CERTIFICATE.........................-46-
      Section 5.5 - CERTAIN OTHER FINANCIAL INFORMATION...................-47-
      Section 5.6 - ADDITIONAL ACCOUNTANTS INFORMATION....................-47-
      Section 5.7 - SPECIAL OFFICER'S CERTIFICATE.........................-47-
      Section 5.8 - BUSINESS PLANS........................................-47-
      Section 5.9 - PUBLIC COMMUNICATIONS.................................-48-
      Section 5.10 - SENIOR LENDER INFORMATION............................-48-
      Section 5.11 - CERTAIN PLAN-RELATED NOTICES.........................-48-
      Section 5.12 - ADJUSTMENTS AND RECONCILIATIONS......................-48-
      Section 5.13 - MERGER DOCUMENT NOTICES..............................-48-
      Section 5.14 - KEY MAN POLICY.......................................-49-
      Section 5.15 - FUNDAMENTAL CHANGES..................................-49-
      Section 5.16 - TAX AGREEMENT PAYMENTS...............................-49-
      Section 5.17 - ADDITIONAL INFORMATION...............................-49-

ARTICLE VI - AFFIRMATIVE COVENANTS........................................-49-

      Section 6.1 - PRESERVATION OF EXISTENCE.............................-49-
      Section 6.2 - MAINTENANCE OF ASSETS.................................-50-
      Section 6.3 - MAINTENANCE OF INTELLECTUAL PROPERTY RIGHTS...........-50-
      Section 6.4 - PAYMENTS OF TAXES; LIENS..............................-50-
      Section 6.5 - COMPLIANCE WITH CONTRACTS AND AGREEMENTS..............-50-
      Section 6.6 - COMPLIANCE WITH THE OBWC CONTRACTS....................-50-
      Section 6.7 - COMPLIANCE WITH LAWS..................................-50-
      Section 6.8 - COMPLIANCE WITH ENVIRONMENTAL AND SAFETY REQUIREMENTS.-50-
      Section 6.9 - MAINTENANCE OF ADEQUATE INSURANCE COVERAGE............-50-
      Section 6.10 - MAINTENANCE OF BOOKS AND RECORDS.....................-52-
      Section 6.11 - INSPECTION OF PROPERTY...............................-52-
      Section 6.12 - MAINTENANCE OF BACK-UP AND CONTINGENCY DATA
                     FACILITIES...........................................-52-
      Section 6.13 - COMPLIANCE WITH AGREEMENTS...........................-52-
      Section 6.14 - [INTENTIONALLY DELETED]..............................-52-
      Section 6.15 - COMPLIANCE WITH THE INTERCREDITOR AGREEMENT..........-52-
      Section 6.16 - INFORMATION REQUESTS.................................-52-
      Section 6.17 - LEGEND REMOVAL.......................................-53-
      Section 6.18 - ATTENDANCE AT BOARD MEETINGS.........................-53-
      Section 6.19 - DEFERRED MANAGEMENT COMPENSATION.....................-53-
      Section 6.20 - MANAGEMENT COMPENSATION..............................-54-

ARTICLE VII - NEGATIVE COVENANTS..........................................-54-

      Section 7.1 - DISTRIBUTIONS.........................................-54-
      Section 7.2 - STOCK PURCHASES.......................................-54-
      Section 7.3 - ISSUANCE OF CERTAIN SECURITIES........................-54-
      Section 7.4 - LOANS AND ADVANCES....................................-54-

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      Section 7.5 - INVESTMENTS...........................................-54-
      Section 7.6 - MERGERS AND CONSOLIDATIONS............................-54-
      Section 7.7 - SALES OF ASSETS.......................................-55-
      Section 7.8 - LIQUIDATIONS, DISSOLUTIONS, REORGANIZATIONS...........-55-
      Section 7.9 - ACQUISITIONS..........................................-55-
      Section 7.10 - RESTRICTED PAYMENTS..................................-55-
      Section 7.11 - OTHER BUSINESSES.....................................-55-
      Section 7.12 - AMENDMENTS TO AGREEMENTS.............................-55-
      Section 7.13 - RELATED PARTY TRANSACTIONS...........................-56-
      Section 7.14 - SUBSIDIARIES.........................................-56-
      Section 7.15 - INDEBTEDNESS AND ....................................-56-
      Section 7.16 - OPERATING LEASES.....................................-56-
      Section 7.17 - FISCAL YEAR..........................................-57-
      Section 7.18 - ACCOUNTING POLICIES..................................-57-
      Section 7.19 - PAYMENTS ON INDEBTEDNESS.............................-57-
      Section 7.20 - EQUITY PLANS.........................................-57-
      Section 7.21 - CAPITAL STOCK........................................-57-
      Section 7.22 - USE OF PROCEEDS......................................-57-
      Section 7.23 - AMENDMENT TO ORGANIZATIONAL AGREEMENTS...............-57-
      Section 7.24 - Intentionally Deleted................................-57-
      Section 7.25 - TAKE OR PAY CONTRACTS................................-58-
      Section 7.26 - MANAGEMENT...........................................-58-
      Section 7.27 - MANAGEMENT COMPENSATION..............................-58-
      Section 7.28 - EMPLOYEE BENEFIT PLANS...............................-58-
      Section 7.29 - MARGIN REGULATIONS...................................-58-
      Section 7.30 - AMENDMENT OF OTHER AGREEMENTS........................-58-
      Section 7.31 - SENIOR DEBT AGREEMENTS...............................-58-
      Section 7.32 - INTELLECTUAL PROPERTY RIGHTS.........................-58-
      Section 7.33 - EXTRAORDINARY ACTIONS PRIOR TO DECEMBER 31, 2000.....-59-
      Section 7.34 - PLEDGE RIGHTS NOT A "CHANGE".........................-59-
      Section 7.35 - INDEMNITY AVOIDANCE..................................-59-

ARTICLE VIII - FINANCIAL COVENANTS........................................-59-

      Section 8.1 - [INTENTIONALLY DELETED]...............................-59-
      Section 8.2 - FIXED CHARGE COVERAGE RATIO...........................-59-
      Section 8.3 - CAPITAL EXPENDITURES..................................-59-
      Section 8.4 - FUNDED INDEBTEDNESS RATIO.............................-60-
      Section 8.5 - EBITDA................................................-60-

ARTICLE IX - EVENTS OF DEFAULT............................................-61-

      Section 9.1 - DEFINITION OF EVENT OF DEFAULT........................-61-
      Section 9.2 - CONSEQUENCES OF EVENTS OF DEFAULT.....................-66-

ARTICLE X - MISCELLANEOUS.................................................-66-

      Section 10.1 - EXPENSES.............................................-67-
      Section 10.2 - REMEDIES.............................................-67-
      Section 10.3 - PURCHASER'S INVESTMENT REPRESENTATIONS...............-68-
      Section 10.4 - AMENDMENTS AND WAIVERS...............................-68-
      Section 10.5 - SURVIVAL OF AGREEMENT................................-69-
      Section 10.6 - NO SETOFFS, ETC......................................-69-
      Section 10.7 - SUCCESSORS AND ASSIGNS...............................-69-
      Section 10.8 - SEVERABILITY.........................................-70-
      Section 10.9 - COUNTERPARTS.........................................-70-
      Section 10.10 - DESCRIPTIVE HEADINGS; INTERPRETATION................-70-
      Section 10.11 - GOVERNING LAW.......................................-70-
      Section 10.12 - NOTICES.............................................-70-
      Section 10.13 - CONSIDERATION FOR THE NOTE; TREATMENT OF FEES.......-72-
      Section 10.14 - CONSTRUCTION........................................-72-
      Section 10.15 - COMPLETE AGREEMENT..................................-72-
      Section 10.16 - INDEMNIFICATION.....................................-72-
      Section 10.17 - PAYMENT SET ASIDE...................................-73-
      Section 10.18 - JURISDICTION AND VENUE..............................-73-
      Section 10.19 - EXCHANGE OF INFORMATION BY THE PURCHASER AND
                      SENIOR LENDER.......................................-74-
      Section 10.20 - WAIVER OF RIGHT TO JURY TRIAL.......................-74-
      Section 10.21 - CERTAIN WAIVERS.....................................-74-
      Section 10.22 - CONFIDENTIALITY.....................................-74-
      Section 10.23 - BANC ONE MEZZANINE CORPORATION SPECIAL DISCLOSURE
                      STATEMENT...........................................-75-

List of Exhibits
List of Disclosure Schedules

                              WC HOLDINGS, INC.
                           NOTE PURCHASE AGREEMENT

      THIS NOTE PURCHASE AGREEMENT (this "AGREEMENT") is made as of December 21, 2000, by and among WC Holdings, Inc., a Delaware corporation (together with any corporate successor thereto, the "BORROWER"), Banc One Mezzanine Corporation, a Delaware corporation ("BOMC"), and each of the other holders of the Note, who become a party hereto in accordance with the terms hereof (BOMC and such other holders are collectively referred to herein as the "PURCHASER"), and Health Power, Inc. (the "Company"), CompManagement, Inc. ("CMI"), CompManagement Health Systems, Inc. ("CHS"), M & N Risk Management, Inc. ("MNRM") and M & N Enterprises, Inc. ("MNE," and together with the Company, CMI, CHS and MNRM and any corporate successors thereto are collectively herein as "Guarantors").

      The parties hereto agree as follows:

                  ARTICLE I - DEFINITIONS AND RELATED MATTERS

      SECTION 1.1 - DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below (such meanings to be applicable to both the singular and plural forms of the terms defined):

      "AFFILIATE" of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such particular Person. The term "CONTROL" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

      "AFFILIATED GROUP" means any affiliated group as defined in Code ss.1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of the Borrower, the Company or any of its Subsidiaries was a member.

      "ANTHEM OBLIGATION" means those deferred purchase price obligations incurred and owed under that certain Asset Purchase Agreement dated as of May 12, 1999 by and between CHS and Community Health Insurance Company, as amended to the date hereof.

      "BOMC" is defined in the Preamble.

      "BOMC COLLATERAL" means (a) a first priority security interest in (i) all of the Borrower's ownership, right, title and interest in the Capital Stock Interests of the Company, (ii) all of the Borrower's right, title and interest in any and all Capital Sufficiency Payments, (iii) all of the

Borrower's right, title and interest in the Key Man Policy and assigned to BOMC as additional security for the Note, and (iv) credit enhancement provided by each Loan Party Guaranty, and (b) a second priority security interest (second in priority to liens in favor of the Senior Lender subject to a carve out of the specific collateral identified in the foregoing clause (a)) in all real and personal property now owned or hereafter acquired by the Borrower and all proceeds thereof, and all real and personal property now owned or hereafter acquired by each Guarantor and all proceeds thereof (subject to the terms and conditions set forth in the Loan Party Guaranty and the Loan Party Guaranty Security Agreement).

      "BORROWER" is defined in the Preamble.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or public holiday under the laws of the State of Illinois or other day on which banking institutions are authorized or obligated to close in Chicago, Illinois.

      "CAPITAL CONTRIBUTION AGREEMENT" means that certain Capital Contribution Agreement executed by SCC in favor of BOMC of even date herewith in the form of EXHIBIT A attached hereto.

      "CAPITAL EXPENDITURES" means all expenditures for any capital or fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year (including expenditures with respect to Capitalized Lease Obligations but excluding expenditures which are fully expensed in the period incurred in accordance with GAAP consistently applied).

      "CAPITAL STOCK INTERESTS" means, for any Person, any and all classes or series of capital stock issued and authorized as of the date hereof or hereafter.

      "CAPITALIZED LEASE" means a lease under which the obligations of the lessee should, in accordance with GAAP consistently applied, be included in determining total liabilities as shown on the liability side of a balance sheet of the lessee.

      "CAPITALIZED LEASE OBLIGATIONS" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP consistently applied and Statement of Financial Accounting Standards No. 13.

      "CAPITAL SUFFICIENCY PAYMENTS" means all payment obligations of SCC arising under the Capital Contribution Agreement.

      "CERCLA" is defined in SECTION 4.22(V).

      "CHANGE IN CONTROL" means (A) any sale, transfer or issuance or series of sales, transfers or issuances of the Borrower's Capital Stock Interests by the Borrower or any holder or holders thereof, or any merger, consolidation or other transaction involving the Borrower, immediately after which

SCC no longer holds record and beneficial ownership of 100% of the Borrower's outstanding Capital Stock Interests of each class, on a fully diluted basis, (B) any sale, transfer or issuance or series of sales, transfers or issuances of the Company's Capital Stock Interests by the Company or any holder or holders thereof, or any merger, consolidation or other transaction involving the Company, immediately after which (x) the Borrower no longer possesses the voting power to elect a majority of the Company's board of directors or (z) the Borrower no longer holds record and beneficial ownership of at least 79% of the Company's issued and outstanding Capital Stock Interests, (C) any sale of all or substantially all of the Borrower's, the Company's and each of their Subsidiaries' assets on a consolidated basis, (D) any Subsidiary of the Company shall cease to be a Wholly-Owned Subsidiary of the Company (except on account of a merger, liquidation or dissolution otherwise permitted under this Agreement), or (E) any breach (which has not been cured or waived by the Senior Lender) of
SECTION 6.18 of the Senior Loan Agreement.

      "CHS" is defined in the Preamble.

      "CLOSING BALANCE SHEET" is defined in SECTION 4.6(II).

      "CMI" is defined in the Preamble.

      "CODE" means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

      "COLLATERAL ASSIGNMENT AGREEMENT" is defined in SECTION 3.8.

      "COMPANY" means Health Power, Inc., a Delaware corporation and the surviving corporation of the transaction evidenced by the Merger Documents.

      "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate of all interest expense (net of interest income received and after taking into account interest rate swap arrangements entered into by the Company (and its Subsidiaries) and the Senior Lender) of the Borrower, the Company and each of their Subsidiaries on a consolidated basis during such period, including all interest, fees and costs payable with respect to the Indebtedness of the Borrower, the Company and each of their Subsidiaries (other than fees and costs that may be capitalized as transaction costs in accordance with GAAP consistently applied) and the interest portion of Capitalized Lease payments, all as determined on a consolidated basis in accordance with GAAP consistently applied, but excluding, for the avoidance of doubt, the accrual of the Performance Fee.

      "CONSOLIDATED NET INCOME" means, for any period, the consolidated net after-tax (including Tax Agreement Payments or other payments made in lieu of income taxes) income (or loss) of the Borrower, the Company and each of their Subsidiaries for such period determined in accordance with GAAP consistently applied; PROVIDED, HOWEVER, that in determining Consolidated Net Income hereunder, the following items shall be excluded: (i) gains (and losses) from the sale or disposition of assets outside of the ordinary course of business and extraordinary items (determined in accordance with GAAP consistently applied), (ii) income (and losses) of any Person (other than the Company or any Wholly-Owned Subsidiaries of the Company or the Borrower) in which the Borrower or the Company or any of their Subsidiaries has an ownership interest unless received by the Borrower, the Company or one of their Subsidiaries in a cash distribution, (iii) income (and losses) of any Person realized prior to the date it became a Subsidiary of the Borrower or the Company or is merged into or consolidated with the Borrower, the Company or any of their Subsidiaries or prior to the date such Person's assets are acquired by the Borrower, the Company or any of their Subsidiaries, and (iv) the deduction attributable to the Company's minority interest held by the Management Investors or any other Person unless paid by the Borrower, the Company or any of their Subsidiaries in a cash distribution. Notwithstanding anything else in this definition, revenues from the sale or licensing of the Company's proprietary software shall be included in the calculation of the Company's Consolidated Net Income.

      "CONSOLIDATED TOTAL ASSETS" means, on any date, the amount of all assets of the Borrower, the Company and each of their Subsidiaries on that date, determined on a consolidated basis which, in accordance with GAAP consistently applied, should be classified on the Borrower's and the Company's consolidated balance sheet as assets.

      "CLOSING" is defined in SECTION 2.5.

      "DEFERRED MANAGEMENT COMPENSATION" means any payments made to or accrued for the account of the Management Investors as part of or in connection with the Deferred Compensation Plan.

      "DEFERRED COMPENSATION PLAN" means that certain Deferred Compensation Plan established by CMI on the date hereof.

      "DISTRIBUTION" means any distribution by the Borrower, the Company or any of their Subsidiaries with respect to their respective Capital Stock Interests, whether in cash, securities or other property.

      "DUBLIN LEASE" means that certain Office Lease Agreement for real property executed by Duke Realty Limited Partnership, as lessor, and CMI, as lessee, and dated as of December 13, 1996, as amended to date.

      "EBITA" means, with respect to the Company, the Company's and its Subsidiaries' consolidated income from operations (plus, to the extent not included in operating income, interest income) before (i) interest expense (including fees and after taking into account interest rate swap arrangements, entered into by the Company with the Senior Lender and also including the interest portion of Capitalized Lease payments), (ii) taxes, (iii) amortization,
(iv) Tax Agreement Payments, (v) Deferred Management Compensation (including the accrual thereof), (vi) Management Fee payments, (vii) amounts paid to the Borrower for the purpose of paying regularly scheduled principal and interest payments due under the Note, (viii) accrual of the Performance Fee due under the Note to the extent not otherwise treated as an interest expense,
(ix) gains (and losses) from the sale or disposition of assets outside the ordinary course of business and extraordinary items (determined in accordance with GAAP consistently applied), (x) income (and losses) of any Person (other than Wholly-Owned Subsidiaries of the Company) in which the Company or any of its Subsidiaries has an ownership interest unless received by the Company or one of its Subsidiaries in a cash distribution, (xi) accrual of Incentive Compensation to the extent, if any, such accrual of Incentive Compensation is as a result of payments of the same being blocked under the Senior Debt Agreements or under this Agreement or any of the Related Documents (provided, that, the subsequent actual payment of such accrued amounts shall be deducted in determining EBITA, anything in GAAP to the contrary notwithstanding), and (xii) income (and losses) of any Person prior to the date it became a Subsidiary of the Company or was merged into or consolidated with the Company or any of its Subsidiaries or prior to the date such Person's assets were acquired by the Company or any of its Subsidiaries. Notwithstanding anything else in this definition, revenues from the sale or licensing of the Company's proprietary software shall be included in the calculation of the Company's EBITA.

      "EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period and (ii) only to the extent deducted in the determination of Consolidated Net Income for such period (a) any federal, state, local, foreign or other income or similar taxes for such period, plus, without overlap, Tax Agreement Payments made with respect to such period, (b) Total Interest Expense for such period, (c) Deferred Management Compensation, (d) accrual of the Performance Fee due under the Note to the extent not otherwise treated as an interest expense, (e) accrual of Incentive Compensation to the extent, if any, such accrual of Incentive Compensation is as a result of payments of the same being blocked under the Senior Debt Agreements or under this Agreement or any of the Related Documents (provided, that, the subsequent actual payment of such accrued amounts shall be deducted in determining EBITDA, anything in GAAP to the contrary notwithstanding), and (f) amortization and depreciation, each for the Borrower, the Company and each of their Subsidiaries determined on a consolidated basis in accordance with GAAP consistently applied.

      "EMPLOYMENT AGREEMENTS" is defined in SECTION 3.11.

      "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any Hazardous Substance), each as amended and as now or hereafter in effect.

      "ENVIRONMENTAL LIEN" means any Lien, whether recorded or unrecorded, in favor of any governmental entity, relating to any liability of the Borrower, the Company or any of their Subsidiaries arising under any Environmental and Safety Requirements.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) and any regulations promulgated thereunder, all as amended from time to time.

      "ERISA AFFILIATE" shall mean, with respect to any Person, any trade or business (whether or not incorporated) under common control with such Person and which, together with such Person, are treated as a single employer within the meaning of Section 414 of the Code.

      "ERISA EVENT" means, as to the Borrower, the Company, any Subsidiary or any ERISA Affiliate (i) a Reportable Event as defined in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event for which notice has been waived by regulation), (ii) the withdrawal of the Borrower, the Company, any Subsidiary or any ERISA Affiliate from a Pension Plan in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed under Section 4062(e) of ERISA, (iii) the termination of a Pension Plan, the filing of notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Pension Plan by the PBGC, (v) the partial or complete withdrawal of the Borrower, the Company, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan, (vi) the imposition of a lien on the Borrower, the Company, any Subsidiary or any ERISA Affiliate pursuant to
Section 412 of the Code or Section 302 of ERISA, (vi) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan to which the Borrower, the Company, any Subsidiary or any ERISA Affiliate has any liability under Section 4241 or Section 4245 of ERISA, respectively, and (vii) any event or condition which results in the termination of a Multiemployer Plan, or the institution by the PBGC of proceedings to terminate a Multiemployer Plan to which the Borrower, the Company, any Subsidiary or any ERISA Affiliate has any liability under Section 4041A of ERISA or Section 4042 of ERISA, respectively.

      "EVENT OF DEFAULT" is defined in SECTION 9.1.

      "EXCESS MANAGEMENT COMPENSATION" means all cash compensation to the Management Investors in excess of that required by the Employment Agreements.

      "FEDERAL BANKRUPTCY CODE" means Title 11 of the United States Code.

      "FIXED CHARGE COVERAGE RATIO" means, on any date, the ratio of Operating Cash Flow to Fixed Charges on that date.

      "FIXED CHARGES" means, for any period, the sum (without duplication) of
(i) Total Interest Expense for such period, (ii) all scheduled principal repayments (including those with respect to

Capitalized Lease Obligations) and all scheduled permanent revolving credit commitment reductions on all Indebtedness of the Borrower, the Company and each of their Subsidiaries (to the extent such reduction is accompanied by a related prepayment of the applicable revolving credit facility), but excluding such reductions to the extent made in connection with a refinancing or replacement permitted under the Senior Lender Intercreditor and Subordination Agreement, for such period on a consolidated basis, but excluding payments attributable to the Anthem Obligation, (iii) all Distributions (without duplication) paid during such period on the Borrower's Capital Stock Interests and Distributions paid during such period on the Company's Capital Stock Interests to the extent not paid to the Borrower, (iv) the repurchase price of any redemption of the Borrower's or the Company's Capital Stock Interests or other equity interests issued by the Borrower or any Capital Stock Interests or other equity interests issued by the Company to the extent the payment of such price is not made to the Borrower, in each case to the extent the applicable redemption is made in such period; and (v) payments attributable to the Anthem Obligation, PROVIDED, HOWEVER, that for purposes of calculating the Fixed Charge Coverage Ratio, such payments shall not be included for the periods ending March 31, 2001, June 30, 2001 or September 30, 2001, PROVIDED, FURTHER, that all such payments occurring in fiscal 2001 shall be included in the aggregate in the calculations for the fiscal year ending December 31, 2001.

      "FUNDED INDEBTEDNESS" means at any particular time, without duplication, any Indebtedness (of the Borrower, the Company and each of their Subsidiaries, on a consolidated basis) of the kind described in CLAUSES (I) through (IV), inclusive, (VI), (VII) and (IX) of the definition of "Indebtedness"; provided, however, that notwithstanding the foregoing, "Funded Indebtedness" shall exclude obligations created by accrual of (i) Deferred Management Compensation, (ii) Tax Agreement Payments, (iii) the Management Fee, and (iv) the Performance Fee.

      "FUNDED INDEBTEDNESS RATIO" means, on any date, the ratio of Funded Indebtedness on that date to EBITDA for the related trailing twelve (12) month period (or annualized portion thereof in the case of the first three quarters of the fiscal year ending December 31, 2001 following the Closing).

      "GAAP" means generally accepted accounting principles as promulgated by the Financial Accounting Standards Board, as in effect from time to time (subject to the provisions of SECTION 1.2 hereof).

      "GUARANTEE" means any guarantee of the payment or performance of any Indebtedness and any other arrangement whereby credit is extended (or continued) to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to (i) pay the Indebtedness or other liabilities of such obligor, (ii) purchase an obligation owed by such obligor, (iii) purchase goods and services from such obligor pursuant to a take-or-pay contract, (iv) maintain the capital, working capital, solvency or general financial condition of such obligor, or (v) otherwise assure any creditor of such obligor against loss (including by way of an agreement to repurchase or reimburse), whether or not any such arrangement is listed on the balance sheet of such other Person or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. The amount of any Guarantee shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed or determined amount, the maximum amount guaranteed or supported.

      "GUARANTOR" means each Person that is a party to a Loan Party Guaranty from time to time, including, without limitation, the Company and each of its Subsidiaries and any other subsidiary of the Borrower.

      "HAZARDOUS SUBSTANCE" means anything that is a "hazardous substance" pursuant to CERCLA, anything that is a "solid waste" or "hazardous waste" pursuant to the federal Resource Conversation and Recovery Act, anything that is a "pollutant" pursuant to the Federal Water Pollution Control Act, anything that is a "hazardous chemical" pursuant to the federal Occupational Safety and Health Act, anything that is a "pesticide" pursuant to the Federal Insecticide, Fungicide, and Rodenticide Act, any petroleum product or byproduct, asbestos, polychlorinated biphenyl, noise or radiation.

      "INCENTIVE COMPENSATION" means any amounts payable to the Management Investors pursuant to Section 5(c) of the Employment Agreement evidencing the incentive compensation established by the Company or any of its Subsidiaries in respect of the Company's or any of its Subsidiaries' actual financial performance measured against budgeted financial performance.

      "INDEBTEDNESS" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt instrument, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than (x) trade payables, accrued expenses and other current liabilities incurred in the ordinary course of business, including, without limitation, Incentive Compensation and (y) deferred revenues incurred in the ordinary course of business), (iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit, surety bonds and other similar instruments), (v) any obligations for which a Person is obligated pursuant to a Guarantee, (vi) the principal portion of any Capitalized Lease Obligations with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets, (viii) any unfunded pension liabilities or any post-retirement employee benefit liabilities, (ix) any obligation to a Multiemployer Plan, and (x) net obligations under hedging arrangements designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

      "INDEMNITEES" is defined in SECTION 10.16.

      "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) domain names, trademarks, service marks, trade dress, trade names, logos and business names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

      "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, debt obligations, instruments, stock, securities or ownership interest (including partnership interests, membership interests and joint venture interests) of any other Person, and (ii) any capital contribution by such Person to any other Person.

      "IRS" means the United States Internal Revenue Service.

      "KEY MAN POLICY" is defined in SECTION 3.7.

      "KNOWLEDGE" or "AWARE" means and includes (i) the actual knowledge or awareness of Brian Fitzgerald or the Management Investors and each of the other officers, directors and key employees and general managers of the Borrower, the Company and each of their Subsidiaries, including without limitation, their successors in their respective capacities, and (ii) the knowledge or awareness which a prudent business person would have obtained in the conduct of his business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question, consistent with general practice in the applicable industry.

      "LATEST BALANCE SHEET" is defined in SECTION 4.5(I)(B).

      "LIABILITIES" is defined in SECTION 10.16.

      "LIENS" means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind whatsoever (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Borrower, the Company or any Subsidiary or Affiliate of the Borrower or the Company, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Borrower, the Company or any of their Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement.

      "LOAN PARTY GUARANTY" means each Guarantee executed by the Company and each of its Subsidiaries and by any other subsidiary of the Borrower in favor of the Purchaser of even date herewith, or executed hereafter by subsequently formed or acquired Subsidiaries, in the form of EXHIBIT B attached hereto.

      "LOAN PARTY GUARANTY SECURITY AGREEMENT" means that certain Loan Party Guaranty Security Agreement executed in favor of BOMC by the Company and each of its Subsidiaries and by any other Subsidiary of the Borrower of even date herewith, or executed hereafter by subsequently formed or acquired Subsidiaries, in the form of EXHIBIT C attached hereto.

      "MANAGEMENT AGREEMENT" is defined in SECTION 3.12 and shall be executed in the form of EXHIBIT D-1 attached hereto.

      "MANAGEMENT CONSULTING AGREEMENT" means that certain Management Consulting Agreement, of even date herewith among the Borrower, the Company and each of its Subsidiaries to be executed in the form of EXHIBIT D-2 attached hereto.

      "MANAGEMENT FEE" means the fee payable to SCC in accordance with the Management Agreement, subject to the terms and conditions of this Agreement but in no case to exceed 5.0% of the annual EBITA of the Company with respect to any fiscal year.

      "MANAGEMENT INVESTORS" means, collectively, those individuals listed on the Management Investors Schedule.

      "MATERIAL" means any matter that, in the aggregate with all other related matters, has resulted or could reasonably be expected to result in a cost, liability, payment, expense, damage, value or income reduction or claim involving $250,000 or more.

      "MATERIAL ADVERSE CHANGE" means any change which is reasonably likely to result in a Material Adverse Effect.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the financial condition, operating results, assets, liabilities, operations, condition (financial or otherwise), business or prospects of the Borrower, the Company and their Subsidiaries taken as a whole, (b) the ability of the Borrower to repay the Note and any of its obligations thereunder, (c) the ability of the Borrower, the Company or any of their Subsidiaries to perform any of their material obligations hereunder, under the Note or under any of the other Transaction Documents, or (d) the validity or enforceability of this Agreement, the Note, any of the other Transaction Documents, the Merger Documents or the rights or remedies of the Purchaser thereunder.

      "MATERIAL INDEBTEDNESS" is defined in SECTION 9.1(VIII).

      "MATURITY DATE" is defined in SECTION 2.1.

      "MERGER" is defined in SECTION 3.6.

      "MERGER AGREEMENT" is defined in SECTION 3.6.

      "MERGER DOCUMENTS" means the Agreement and Plan of Merger among SCC, HP Acquisition Corp. and Health Power, Inc. dated as of June 8, 2000, as amended or supplemented to the date hereof, and all other material agreements and instruments entered into in connection therewith as identified in the Merger Document Schedule attached hereto.

      "MNE" is defined in the Preamble.

      "MNRM" is defined in the Preamble.

      "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA and to which any Person is making, is obligated to make, has made or been obligated to make contributions on behalf of participants who are or were employed by any of them or to which such person has any current or potential liability.

      "NOTE" is defined in SECTION 2.1.

      "OBES" means the State of Ohio Bureau of Employment Services.

      "OBWC" means the State of Ohio Bureau of Workers' Compensation.

      "OBWC CONTRACTS" means those certain contracts, each effective January 1, 1999, respectively, by and between (i) CHS and the OBWC, and (ii) CHS (as assignee of Community Insurance Company d/b/a Anthem Blue Cross/Blue Shield) and the OBWC, together with any successor or subsequent substantially similar agreements, in each case under which CHS is to provide medical management and cost containment services in connection with the OBWC's administration of workers' compensation benefits, each of the foregoing OBWC Contracts as renewed, modified, amended, substituted or replaced from time to time.

      "OFFICER'S CERTIFICATE" means a certificate signed by (A) the Borrower's president or its chief financial officer on behalf of the Borrower (and not in his individual capacity), and (B) the Company's president or its chief financial officer on behalf of the Company (and not in his individual capacity), each such certificate stating that (i) the officer signing such certificate has made or has caused to be made such investigations as such officer has deemed reasonably necessary in order to permit him to verify the accuracy, in all material respects, of the information set forth in such certificate, and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

      "OPERATING CASH FLOW" means, for any period, (i) EBITDA for such period LESS (ii) all Capital Expenditures for such period, and (iii) all federal, state, local, foreign or other income or similar taxes paid or accrued by the Borrower and the Company and each of their Subsidiaries for such period, plus, without overlap, Tax Agreement Payments and any other payments (if any) in lieu of income taxes; PROVIDED, HOWEVER, that, regardless of the applicable calculation period, (I) Capital Expenditures for the three-month period ending March 31, 2001 shall be deemed to be $250,000 (or, if less, the actual amount of Capital Expenditures made in such period), (II) Capital Expenditures for the six-month period ending June 30, 2001 shall be deemed to be $500,000 (or, if less, the actual amount of Capital Expenditures made in such period), and (III) Capital Expenditures for the nine-month period ending September 30, 2001 shall be deemed to be $750,000 (or, if less, the actual amount of Capital Expenditures made in such period).

      "OPERATING LEASE" means for any Person any lease of property which would not be classified as a Capitalized Lease under GAAP consistently applied, other than a lease under which such Person is the lessor.

      "ORGANIZATIONAL AGREEMENTS" is defined in SECTION 3.2.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

      "PENSION PLAN" means a "pension plan," as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in

Section 4001(a)(3) of ERISA), and to which the Borrower, the Company or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

      "PERFORMANCE FEE" is defined in SECTION 2.4.

      "PERMITTED INDEBTEDNESS" means (i) the Senior Debt Guaranty with respect to the Borrower, (ii) the Senior Debt with respect to the Company and any of its Subsidiaries; (iii) any Indebtedness incurred pursuant to the terms of this Agreement and the Transaction Documents, or permitted under the Senior Debt Agreements with respect to the Company or its Subsidiaries, including, without limitation, accrued Indebtedness for (I) Deferred Management Compensation, (II) the Management Fee, (III) Tax Agreement Payments, (IV) fees owed pursuant to the Management Consulting Agreement, and (V) the Performance Fee; (iv) Indebtedness of the Borrower or the Company owed to any Wholly-Owned Subsidiary of the Borrower or the Company and Indebtedness of any such Wholly-Owned Subsidiary owed to the Borrower, the Company or any other such Wholly-Owned Subsidiary; (v) the Anthem Obligation; (vi) other Indebtedness, including all capitalized lease obligations and purchase money obligations existing on the date hereof, and future capitalized lease obligations and purchase money obligations not to exceed Two Hundred Thousand Dollars ($200,000) per fiscal year in the aggregate;
(vii) the Company's guarantee of the Dublin Lease; and (viii) the Temporary Kentucky LC.

      "PERMITTED LIENS" means:

            i. a first priority lien (second priority liens in the case of the BOMC some Collateral described in clause (A)(iii) of the definition thereof) in favor of the Senior Lender granting a security interest in all of the Borrower's and the Company's and each of their Subsidiaries' real and personal property securing the Senior Debt, EXCLUDING, HOWEVER, the BOMC Collateral described in clause (i) and (iii) of the definition thereof.

            ii. tax liens for taxes and other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP consistently applied;

            iii. deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations or deposits to secure the performance of bonds, tenders or contracts (other than for the repayment of purchase price indebtedness or borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, all in the ordinary course of business;

            iv. zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property, so long as its use of, or the value of, its property subject thereto is not materially impaired thereby;

            v. interests or title of a lessor under any lease permitted by this Agreement;

            vi. subject to the limitation set forth in clause (vi) of Permitted Indebtedness, (x) Liens arising in connection with Capital Leases (and attaching only to the property being leased and the proceeds thereof), and (y) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the costs of acquiring such property, provided that such Liens attach only to the property so acquired and the proceeds thereof;

            vii. liens arising in connection with the Temporary Kentucky LC encumbering the Temporary Kentucky LC Collateral; and

            viii. any other liens outstanding on the date hereof which secure
                  Permitted Indebtedness and which are described on the LIENS SCHEDULE.

      "PERMITTED PAYMENTS" means (i) subject to SECTION 7.10 hereof, Tax Agreement Payments; (ii) payments under the Management Consulting Agreement for the purpose of paying (a) the premiums on the Key Man Policy, and (b) the obligations due hereunder and under the Note; (iii) subject to SECTION 7.10 hereof, amounts for the purpose of paying the Management Fee in accordance with the Management Agreement; (iv) subject to SECTION 7.10 hereof with respect to Incentive Compensation, payments under the Employment Agreements; (v) payments for reimbursement of expenses in accordance with SECTION 7.4; and (vi) fees disclosed pursuant to SECTION 4.16.

      "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

      "PIK OPTION" is defined in SECTION 2.1.

      "PLAN" shall mean, with respect to any Person or any ERISA Affiliate, as required by the context at any time, an employee benefit plan, as defined in
Section 3(3) of ERISA, which any Person or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

      "POTENTIAL EVENT OF DEFAULT" means any event or occurrence which with the mere passage of time or the giving of notice or both would constitute an Event of Default.

      "PURCHASER" is defined in the Preamble.

      "QUALIFIED PLAN" means an employee pension benefit plan, as defined in
Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the Code, and which the Company or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

      "RELATED DOCUMENTS" means the Security Agreement, the Key Man Policy, the Stock Pledge Agreement, the Capital Contribution Agreement, each Loan Party Guaranty, each Loan Party Guaranty Security Agreement, the Senior Lender Intercreditor and Subordination Agreement, the Collateral Assignment Agreement and any and all other instruments, documents, certificates, agreements or other writings contemplated hereby or thereby or reasonably required by the Purchaser in connection herewith or therewith.

      "RELEASE" has the meaning set forth in CERCLA.

      "REPORTABLE EVENT" means any of the events listed in Section 4043(c)(1),
(2), (3), (5), (6), (8) or (9) of ERISA.

      "RESTRICTED PAYMENTS" means cash payments from the Borrower or the Company to any of their stockholders or SCC, including, without limitation, the Management Fee, but excluding reimbursement of reasonable expenses in the ordinary course of business.

      "RESTRICTED SECURITIES" means (i) the Note issued hereunder, (ii) any securities issued upon conversion or exchange of the Note, and (iii) any securities issued with respect to the securities referred to in clauses (i) or
(ii) above by way of a distribution or split or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in SECTION 10.3 have been delivered by the Borrower. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Borrower, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in
SECTION 10.3.

      "SCC" means Security Capital Corporation, a Delaware corporation.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

      "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

      "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

      "SECURITY AGREEMENT" means the Security Agreement executed by the Borrower in favor of BOMC of even date herewith in the form of EXHIBIT E attached hereto.

      "SENIOR DEBT" means all principal, interest, premium (if any), and costs and expenses owing by the Company or its Subsidiaries to the Senior Lender under the Senior Debt Agreements and as guaranteed by the Borrower pursuant to the terms and conditions of the Senior Debt Guaranty; PROVIDED, that the maximum principal amount of Senior Debt (including the face amount of all outstanding undrawn letters of credit, if any, and, without duplication, all undrawn portions of revolving credit facilities) permitted to be outstanding at any one time under the Senior Debt Agreements shall not exceed $25,000,000 in the aggregate, as reduced from time to time by the amount of all regularly scheduled payments of principal (and not by principal prepayments) on term loan facilities and the amount of all permanent commitment reductions on revolving loan facilities (excluding such permanent reductions to the extent made in connection with a refinancing or replacement permitted under the Senior Lender Intercreditor Agreement); PROVIDED, FURTHER, that no refinancing or replacement of the Senior Debt shall amend, modify, extend or renew any of the Senior Debt Agreements except in compliance with the provisions of the Senior Lender Intercreditor and Subordination Agreement; PROVIDED, FURTHER, that such $25,000,000 amount (as so reduced) may be increased for acquisitions or other purposes, in each case as approved by the Purchaser in its sole discretion, and so long as the Funded Indebtedness Ratio, on a proforma basis for such approved purpose, does not exceed 3.0. to 1.0; PROVIDED, FURTHER, that the Company may, without the consent of the Purchaser, by written agreement, increase the then outstanding principal balance of the Term Loan (as defined in the Senior Loan Agreement) by the aggregate amount of any permanent reduction in the Revolving Credit Commitment (as defined in the Senior Loan Agreement) made at the election of the Company pursuant to Section 1.4 of the Senior Loan Agreement.

      "SENIOR DEBT AGREEMENTS" means the Senior Loan Agreement, including all notes issued thereunder and all other agreements and instruments (including collateral documents) entered into in connection therewith, all as originally executed and as amended, modified, extended, renewed, refinanced or replaced from time to time in accordance with the provisions of the Senior Lender Intercreditor and Subordination Agreement.

      "SENIOR DEBT GUARANTY" means that certain Guaranty executed by the Borrower in favor of the Senior Lender of even date herewith in the form of EXHIBIT F attached hereto.

      "SENIOR LENDER" means Bank One, NA, a national banking association.

      "SENIOR LENDER INTERCREDITOR AND SUBORDINATION AGREEMENT" means that certain Senior Lender Intercreditor and Subordination Agreement executed by and among the Purchaser, the Senior Lender, the Borrower, the Company and each of its Subsidiaries of even date herewith in the form of EXHIBIT G attached hereto.

      "SENIOR LOAN AGREEMENT" is defined in SECTION 3.9.

      "STOCK OPTION PLAN DOCUMENTS" shall mean the year 2000 Stock Option Plan of the Company and related Stock Option Agreements.

      "STOCK PLEDGE AGREEMENT" means that certain Stock Pledge Agreement executed by the Borrower in favor of BOMC of even date herewith in the form of EXHIBIT H attached hereto.

      "STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement executed by and among HP Acquisition Corp., SCC, the Borrower and the Management Investors dated as of December 21, 2000 in respect of the stock of the Company.

      "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control (or have the power to be or control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.

      "TAX" or "TAXES" means any federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, membership interest, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

      "TAX AGREEMENT PAYMENTS" means payments made by the Borrower, the Company and each of their Subsidiaries to SCC pursuant to the Tax Allocation Agreement, subject to the terms and conditions of SECTION 7.10 hereof; PROVIDED, HOWEVER, that for avoidance of doubt, in calculating the amount payable under the Tax Allocation Agreement, the Tax Agreement Payments shall not be considered an operating expense item.

      "TAX ALLOCATION AGREEMENT" means that certain tax allocation agreement by and among SCC, the Borrower, the Company and its Subsidiaries executed and delivered as of December 21, 2000.

      "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

      "TEMPORARY KENTUCKY LC" means that certain letter of credit in the face amount of $500,000 issued by National City Bank in favor of the Commonwealth of Kentucky Department of Worker's Claims for the account of CHS, which letter of credit the Borrower shall cause to be canceled within 30 days of the date of this Agreement.

      "TEMPORARY KENTUCKY LC COLLATERAL" means that cash collateral in the amount of $500,000 pledged to National City Bank to secure CHS' reimbursement obligations under the Temporary Kentucky LC, which pledge the Borrower shall cause to be released within 30 days of the date of this Agreement.

      "TITLE IV PLAN" means a Pension Plan which is covered by Title IV of ERISA.

      "TOTAL INTEREST EXPENSE" means, for any period, the aggregate of all interest expense after taking into account interest rate swap arrangements entered into by the Company (and its Subsidiaries) with the Senior Lender of the Borrower, the Company and each of their Subsidiaries on a consolidated basis during such period, including all interest, fees and costs payable with respect to the Indebtedness of the Borrower, the Company and each of their Subsidiaries (other than fees and costs that may be capitalized as transaction costs in accordance with GAAP consistently applied) and the interest portion of Capitalized Lease payments, all as determined on a consolidated basis in accordance with GAAP consistently applied, but excluding, for the avoidance of doubt, the accrual of the Performance Fee.

      "TRANSACTION DOCUMENTS" means this Agreement, the Note, the Related Documents, the Tax Allocation Agreement, the Management Consulting Agreement, the Management Agreement, the Deferred Compensation Plan, the Employment Agreements, the Stockholders Agreement, the Senior Debt Agreements, the Stock Option Plan Documents, the Termination of Employment Agreement (with respect to Dr. Bernard Master) and the Termination of Executive Severance Benefits Agreement (with each Person signing an Employment Agreement) and each of the other agreements, documents and instruments expressly contemplated hereby and thereby.

      "TRIGGERING EVENT" means any one of the following: (i) repayment in full of the outstanding principal balance under the Note, (ii) upon demand of the Purchaser, following the occurrence of a Change of Control, (iii) upon demand of the Purchaser, following the occurrence and during the continuance of an Event of Default under SECTION 9.1.I. of this Agreement, (iv) the occurrence of an Event of Default under Section 9.1.IV of this Agreement, or (v) December 31, 2005.

      "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

      "WITHDRAWAL LIABILITY" means, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

      SECTION 1.2 - ACCOUNTING PRINCIPLES. The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement shall be determined and made in accordance with GAAP consistently applied, unless such principles are inconsistent with the express requirements of this Agreement; PROVIDED, that if because of a change in GAAP after the date of this Agreement, the Borrower or the Company would be required to alter a previously utilized accounting principle, method or policy in order to remain in compliance with GAAP, then, for purposes of determining compliance with this Agreement, such determination shall continue to be made in accordance with the Borrower's and the Company's previous accounting principles, methods and policies.

      SECTION 1.3 - OTHER INTERPRETIVE MATTERS. In this Agreement, the Note and each other Related Document to which the Purchaser, the Borrower, the Company or any of their Subsidiaries are parties thereto, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Related Document, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) reference to any gender includes each other gender; (iv) reference to any agreement (including this Agreement and the Schedules hereto), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof (and without giving effect to any amendment or modification that would not be permitted in accordance with the terms hereof);
(v) reference to any applicable law means such applicable law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any particular provision of any applicable law shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified; (vi) reference to any Article, Section or Exhibit means such Article or Section hereof or such Exhibit hereto; (vii) "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; (ix) relative to the determining of any period of time, "from" means "from and including" and "to" and "through" mean "to and including"; (x) "or", "either" and "any" are not exclusive; (xi) references to any Subsidiary of a Person shall be given effect only at such times as such Person has one or more Subsidiaries; and (xii) references to "shares" or "stock" shall include membership interests or other ownership interests.

               ARTICLE II - THE NOTE, AUTHORIZATION AND CLOSING

      SECTION 2.1 - AUTHORIZATION OF THE NOTE. The Borrower has authorized the issuance and sale to the Purchaser of its 20% Senior Subordinated Note in an aggregate principal amount of Six Million Dollars ($6,000,000), in form and substance as set forth in EXHIBIT I attached hereto (collectively, if one or more promissory notes are issued as evidence of the Indebtedness, as the case may be, the "NOTE"). Payment of interest and principal shall be made pursuant to the terms and conditions set forth in the Note. The Purchaser and the Borrower further agree that the Borrower may, in the exercise of the Borrower's sole discretion at all times elect to pay up to four hundred (400) basis points of the twenty percent (20%) coupon of the Note in in-kind securities (the "PIK OPTION"). The "in-kind securities" shall be additional promissory notes issued upon identical terms and conditions as the Note. The PIK Option may be exercised on a monthly basis, upon fifteen (15) days written notice to the Purchaser prior to the first
(1st) day of the subsequent month. All outstanding principal and unpaid interest shall be due and payable in full on December 31, 2005 (the "MATURITY DATE"). The Note shall contain terms, conditions and restrictions relating to mandatory and optional prepayments of all or any portion of the Note prior to the Maturity Date.

      SECTION 2.2 - PURCHASE AND SALE OF THE NOTE. At the Closing (as hereinafter defined), the Borrower shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Borrower, the Note in the aggregate principal amount of $6,000,000 for a purchase price equal to $6,000,000.

      SECTION 2.3 - COLLATERAL. The Note shall be secured by the BOMC Collateral, subject to the terms and conditions of the Security Agreement, the Stock Pledge Agreement, each Loan Party Guaranty, the Loan Party Guaranty Security Agreement, the Senior Lender Intercreditor and Subordination Agreement, the Capital Contribution Agreement, the Collateral Assignment Agreement, and any other Related Documents.

      SECTION 2.4 - PERFORMANCE FEE. Upon the occurrence of a Triggering Event, the Borrower shall pay to BOMC immediately upon demand a performance fee (the "PERFORMANCE FEE") in an amount equal to one and one-half percent (1.5%) of the Company's cumulative EBITDA (commencing on the date of issuance of the Note through the date of the Triggering Event) calculated BEFORE payment of (i) any and all fees to SCC, including the Management Fee, and (ii) Excess Management Compensation.

      SECTION 2.5 - THE CLOSING. The closing of the purchase and sale of the Note (the "CLOSING") shall take place at the offices of Baker & Hostetler at Columbus, Ohio on December 21, 2000, or at such other place or on such other date as may be mutually agreeable to the Borrower, the Company and the Purchaser. At the Closing, the Borrower shall deliver to the Purchaser instruments evidencing the Note to be purchased by the Purchaser, issued in the name of the Purchaser or its respective nominee(s), upon payment of the purchase price thereof by wire transfer of immediately available funds, to an account designated at least two (2) Business Days prior to Closing by the Borrower in the aggregate amount of $6,000,000.00; PROVIDED, HOWEVER, that the Borrower shall remit to the Purchaser at the Closing by wire transfer (as directed by the Purchaser) of immediately available funds all amounts owed by the Borrower pursuant to Sections 3.10 and 10.1 of this Agreement.

                  ARTICLE III - CONDITIONS OF THE PURCHASER'S
                           OBLIGATION AT THE CLOSING

      The obligation of the Purchaser to purchase and pay for the Note at the Closing is subject to the fulfillment as of the Closing of the following conditions to the Purchaser's satisfaction in its sole discretion:

      SECTION 3.1 - REPRESENTATIONS, WARRANTIES AND COVENANTS; NO EVENT OF DEFAULT. The representations and warranties contained in ARTICLE IV hereof shall be true and correct, in all material respects, at and as of the Closing (both immediately prior to and immediately after giving effect to the transactions contemplated by the Merger Documents and the Transaction Documents) as though then made; each of the Borrower, the Company and each of their respective Subsidiaries shall have performed all of the covenants required to be performed by them hereunder and under the other documents, agreements and instruments executed in connection herewith that are to be complied with or performed by the Company, the Borrower or any of their Subsidiaries on or prior to the Closing; and there shall not exist any Event of Default or Potential Event of Default.

      SECTION 3.2 - ORGANIZATIONAL AGREEMENTS. Certified copies of the Borrower's, the Company's and each of its Subsidiaries' Articles of Incorporation and By-Laws or Code of Regulations (collectively, the "ORGANIZATIONAL AGREEMENTS") shall be delivered to the Purchaser in form and substance satisfactory to the Purchaser, and each of the Organizational Agreements shall be in full force and effect as of the Closing.

      SECTION 3.3 - RELATED DOCUMENTS. The Related Documents shall have been executed and delivered in form and substance satisfactory to the Purchaser by each of the respective parties thereto. Each party to the Related Documents shall have duly authorized, executed and delivered the Related Documents to which they are a party, and such Related Documents shall each be in full force and effect.

      SECTION 3.4 - SALE OF THE NOTE TO THE PURCHASER. The Borrower shall have sold to the Purchaser the Note to be purchased by the Purchaser hereunder at the Closing.

      SECTION 3.5 - SECURITIES LAW COMPLIANCE. The Borrower shall have made all filings, if any, under all applicable federal and state securities laws necessary to consummate the issuance of the Note pursuant to this Agreement and the Organizational Agreements in compliance with such laws.

      SECTION 3.6 - MERGER AGREEMENT. The Agreement and Plan of Merger among SCC, HP Acquisition Corp. and Health Power, Inc. dated as of June 8, 2000, as amended or supplemented to the date hereof (the "MERGER AGREEMENT"), shall be in form and substance satisfactory to the Purchaser, shall be in full force and effect as of the Closing and shall not have been further amended or modified. The conditions set forth in the Merger Agreement shall have been satisfied in full (without reliance on any waiver by any party). The Borrower shall have consummated the merger contemplated by the Merger Agreement (the "MERGER") in accordance with the terms of the Merger Agreement and all applicable laws. The Purchaser shall have received evidence that all capital necessary to consummate the Merger has been received and used as specified in the SOURCES AND USES OF PROCEEDS SCHEDULE attached hereto.

      SECTION 3.7 - KEY MAN LIFE INSURANCE. The Borrower shall have obtained a key man life insurance policy on the life of Robert J. Bossart in the amount of $3,000,000 (the "KEYMAN POLICY"), which policy shall be in full force and effect as of the Closing. Such insurance policy shall name the Borrower as beneficiary and shall provide that such insurance policy may not be canceled unless the insurance carrier gives at least 30 days prior written notice of such cancellation to the Purchaser. The Borrower shall have entered into, and the insurance company shall have acknowledged, a collateral assignment of the face amount of such policy in favor of the Purchasers in form and substance as set forth on EXHIBIT J attached hereto (as amended, modified, and supplemented from time to time, the "COLLATERAL ASSIGNMENT AGREEMENT"), and the Collateral Assignment Agreement shall be in full force and effect as of the Closing.

      SECTION 3.8 - COLLATERAL ASSIGNMENT OPINION. Concurrently with the delivery of the Collateral Assignment Agreement, the Borrower shall deliver to the Purchaser an opinion of legal counsel acceptable to the Purchaser, that such Collateral Assignment has been duly authorized, executed and delivered and is a valid and binding obligation of the Borrower, enforceable in accordance with its terms.

      SECTION 3.9 - SENIOR LOAN AGREEMENT. The Company and the Senior Lender shall have entered into a loan agreement (collectively, as amended, modified or supplemented from time to time in accordance with the provisions of this Agreement and the Senior Lender Intercreditor and Subordination Agreement, the "SENIOR LOAN AGREEMENT") providing for loans to the Company of up to Twenty-Five Million Dollars ($25,000,000) in form and substance satisfactory to the Purchaser, and the Senior Loan Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

      As of the Closing Date, the Company shall have cash of at least $5,000,000 as evidenced on the Closing Balance Sheet.

      SECTION 3.10 - CLOSING FEES AND EXPENSES. The Borrower and the Company shall have (i) paid to the Purchaser a closing fee in the aggregate amount of $120,000.00 in connection with the sale and purchase of the Note, and (ii) reimbursed the Purchaser for the fees and expenses as provided in SECTION 10.1 hereof.

      SECTION 3.11 - EMPLOYMENT AGREEMENTS. The Borrower and the Company shall have entered into employment, confidentiality and noncompetition agreements (collectively, the "EMPLOYMENT AGREEMENTS") with each of the Management Investors, which Employment Agreements shall be in form and substance satisfactory to the Purchaser and which Employment Agreements shall be in full force and effect as of the Closing.

      SECTION 3.12 - MANAGEMENT AGREEMENT. The Company and each of its Subsidiaries shall each have entered into a management advisory services agreement (the "MANAGEMENT AGREEMENT") with SCC, which Management Agreement shall be in form and substance satisfactory to the Purchaser and shall be in full force and effect as of the Closing.

      SECTION 3.13 - OPINION OF THE BORROWER'S AND THE COMPANY'S COUNSEL. The Purchaser shall have received from counsel for the Borrower and the Company, an opinion with respect to the matters set forth in EXHIBIT K attached hereto, which shall be addressed to the Purchaser, dated the date of the Closing and in form and substance satisfactory to the Purchaser.

      SECTION 3.14 - CLOSING DOCUMENTS. The Borrower and the Company shall have delivered to the Purchaser all of the following documents:

            i.    the Note, duly completed and executed by the Borrower;

            ii. an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in ARTICLE 3 hereof have been fully satisfied;

            iii. certified copies of the resolutions duly adopted by each of the Borrower, the Company and each Guarantor authorizing the execution, delivery and performance of each of the Merger Documents and each of the Transaction Documents to which it is a party, the issuance and sale of the Note, and the consummation of all other transactions contemplated by this Agreement;

            iv. certificates of the secretaries of the Borrower, the Company and each Guarantor certifying the names and the signatures of the officers of the Company, the Borrower and each Guarantor authorized to sign this Agreement, the Note, the Merger Documents, the Transaction Documents and each of the other agreements, documents and instruments contemplated hereby;

            v. certified copies of the Borrower's, the Company's and each Guarantor's Organizational Agreements, each as in effect at the Closing;

            vi. certificates of good standing of each of the Borrower, the Company and each Guarantor, dated not more than ten (10) days prior to the Closing Date, issued by the Secretary of State of the state of formation of such Person and such other jurisdictions where such Person conducts business;

            vii. certified copies of the Merger Documents, the Senior Loan Agreement and each other Transaction Documents, each as in effect at the Closing;

            ix. copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including all blue sky law filings and waivers of all preemptive rights and rights of first refusal, and all SEC filings and Hart-Scott-Rodino filings);

            x. a list after giving effect to the transactions contemplated by this Agreement of (x) the name of each of the Borrower's and the Company's directors, (y) the name and title of each of the Borrower's, the Company's and each Guarantor's officers, and
                  (z) the name of each of the Borrower's, the Company's and each Guarantor's stockholders setting forth the number and class of Capital Stock Interests held; and

            xi. such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its special counsel may reasonably request.

      SECTION 3.15 - EXISTING INDEBTEDNESS/SOURCES AND USES OF PROCEEDS. The outstanding amount of the Indebtedness of the Company and each Guarantor described on the attached "SOURCES AND USES OF PROCEEDS SCHEDULE" shall have been paid in full as of the Closing, and the Company and each Guarantor shall have received appropriate payoff letters, lien releases and other documents reasonably satisfactory in form and substance to the Purchaser. The Purchaser shall have received evidence of the funding in cash of equity purchases by SCC and the management of the Company pursuant to the SOURCES AND USES OF PROCEEDS SCHEDULE, which shall be in form and substance reasonably satisfactory to Purchaser.

      SECTION 3.16 - SOLVENCY CERTIFICATE. The Purchaser shall have received a solvency certificate from each of the chief financial officers of the Borrower and the Company, on behalf of the Borrower and Company, respectively, in form and substance as set forth in EXHIBIT L attached hereto, which shall be addressed to the Purchaser, dated the date of the Closing and otherwise be in form and substance satisfactory to the Purchaser.

      SECTION 3.17 - PRO FORMA BALANCE SHEET AND PROJECTIONS. The Purchaser shall have received (i) a PRO FORMA projected consolidated balance sheet of the Borrower, the Company and each of their Subsidiaries after giving effect to the Merger and each of the transactions contemplated hereby, by the Merger Agreement, the Senior Loan Agreement, and each of the other Transaction Documents, attached hereto as EXHIBIT M, and (ii) projections of the consolidated income and cash flows of the Borrower, the Company and each of their Subsidiaries for the succeeding 5 fiscal years ending December 31, 2005, attached hereto as EXHIBIT N.

      SECTION 3.18 - PROCEEDINGS. All proceedings taken or required to be taken by the Borrower, the Company or any Guarantor in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its special counsel.

      SECTION 3.19 - DUE DILIGENCE. The Purchaser shall be satisfied in its sole discretion with the results of its legal, environmental, insurance, tax and accounting due diligence regarding the Borrower, the Company and each of their Subsidiaries.

      SECTION 3.20 - NO MATERIAL ADVERSE CHANGE. Since September 30, 2000, there shall have been no Material Adverse Change in the operating results, assets, liabilities, operations, condition

(financial or otherwise), business prospects, employee relations or customer or supplier relations of the Borrower, the Company and each of their Subsidiaries taken as a whole.

      SECTION 3.21 - COMPLIANCE WITH APPLICABLE LAWS. The purchase of the Note by the Purchaser hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject the Purchaser to any penalty, liability or, in the Purchaser's sole judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Note by the Purchaser hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which the Purchaser is subject.

      SECTION 3.22 - COMPLETION OF CERTAIN MATTERS. The Purchaser shall have received evidence satisfactory to the Purchaser in its sole discretion that (i) Health Power HMO, Inc. has completed its windup in accordance with the Final Windup Plan (as defined in the Merger Agreement); (ii) the Termination of Executive Severance Benefits Agreements have been executed by the Management Investors, CHS and CMI, and the Termination of Employment Agreement has been executed by Dr. Bernard Master (each as defined in the Merger Agreement); and
(iii) the limitations on distributions and dividends set forth in the Dublin Lease shall have been eliminated by the Company's written guarantee of the lease obligations evidenced thereby.

      SECTION 3.23 - WAIVER. Any condition specified in this ARTICLE 3 may be waived if consented to by the Purchaser; PROVIDED, that no such waiver shall be effective against the Purchaser unless it is set forth in a writing executed by the Purchaser.

                 ARTICLE IV - REPRESENTATIONS AND WARRANTIES
                        OF THE COMPANY AND THE BORROWER

      For purposes of this ARTICLE IV, the term "Subsidiary" shall include each of the Company and each Guarantor except as otherwise specifically provided herein. As a material inducement to the Purchaser to enter into this Agreement and purchase the Note hereunder, each of the Borrower and the Company hereby represents and warrants to the Purchaser that each of the following statements are true, complete and correct as of the date of this Agreement and will be true, complete and correct as of the Closing both before and after giving effect to the Merger and the other transactions contemplated by the Transaction Documents to occur on the Closing Date:

      SECTION 4.1 - ORGANIZATION, POWER AND LICENSES. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify and where failure to be so qualified would have a Material Adverse Affect. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify and where failure to be so qualified would have a Material Adverse Affect. Each Guarantor (other than the Company) is a corporation duly organized, validly existing and in good standing under the laws of Ohio and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify and where failure to be so qualified would have a Material Adverse Affect. Each of the Borrower, the Company and their Subsidiaries possesses all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement after giving effect to the transactions contemplated by the Merger Documents and the Transaction Documents. The copies of each of the Borrower's, the Company's and their Subsidiaries' Organizational Agreements which have been furnished to the Purchaser's special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

      SECTION 4.2 - CAPITALIZATION AND RELATED MATTERS.

      i. The attached CAPITALIZATION SCHEDULE accurately sets forth the following information with respect to the Borrower's and the Company's capitalization as of the Closing and immediately thereafter: (1) the authorized Capital Stock Interests of the Borrower and the Company, (2) the number of shares of each class of Capital Stock Interests of the Borrower and the Company issued and outstanding, (3) the number of shares of each class of Capital Stock Interests of the Borrower and the Company reserved for issuance upon exercise of options, warrants or convertible securities, (4) the name of each holder of Capital Stock Interests of the Borrower and the Company and the number of shares and percentage interest owned by each such holder and (5) with respect to all outstanding options and rights to acquire the Borrower's or the Company's Capital Stock Interests, as applicable: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, neither the Borrower, the Company nor any of their Subsidiaries shall have outstanding any Capital Stock Interests or securities convertible or exchangeable for any of its Capital Stock Interests or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its Capital Stock Interests or any securities convertible into or exchangeable for any Capital Stock Interests or any equity appreciation rights or phantom equity plans or registration rights for its Capital Stock Interests, except as set forth on the CAPITALIZATION SCHEDULE. As of the Closing, neither the Borrower, the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Capital Stock Interests or any warrants, options or other rights to acquire its Capital Stock Interests, except as set forth on the CAPITALIZATION SCHEDULE. As of the Closing, all of the Borrower's and the Company's Capital Stock Interests shall be validly issued, fully paid and nonassessable.

      ii. There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Note hereunder. Neither the Borrower nor the Company has violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its Capital Stock Interests, and the offer, sale and issuance of the Note hereunder do not require registration under the Securities Act or any applicable state securities laws. Except as listed on the CAPITALIZATION SCHEDULE, there are no agreements between the Borrower's or the Company's stockholders with respect to the voting or transfer of the Borrower's or the Company's Capital Stock Interests or with respect to any other aspect of the Borrower's and the Company's affairs.

      SECTION 4.3 - SUBSIDIARIES; INVESTMENTS. The attached SUBSIDIARY SCHEDULE correctly sets forth the name of each of the Borrower's and the Company's Subsidiaries, the jurisdiction of its incorporation and the Persons owning the outstanding Capital Stock Interests of each such Subsidiary. All of the outstanding Capital Stock Interests of each Subsidiary of the Borrower and the Company are validly issued, fully paid and nonassessable, and all such Capital Stock Interests are owned by the Borrower, the Company or another Wholly-Owned Subsidiary of the Company, free and clear of all Liens (except Liens in favor of the Senior Lender pursuant to the Senior Debt Agreements and the Purchaser pursuant to the Transaction Documents) and not subject to any option or right to purchase any such Capital Stock Interests. Except as set forth on the SUBSIDIARY SCHEDULE, neither the Borrower, the Company nor any of their Subsidiaries owns or holds the rights to acquire any shares of stock or any other security or interest in any other Person.

      SECTION 4.4 - AUTHORIZATION; NO BREACH. The execution, delivery and performance of each of the Organizational Agreements, the Merger Documents, the Transaction Documents and all other agreements and instruments contemplated hereby and thereby to which the Borrower, the Company or any Guarantor is a party have been duly authorized by the Borrower, the Company and such Guarantor, as applicable. Each of the Organizational Agreements, the Merger Documents, the Transaction Documents and all other agreements and instruments contemplated hereby and thereby to which each of the Borrower, the Company or any Guarantor is a party each constitutes a valid and binding obligation of the Borrower, the Company and such Guarantor, as applicable, enforceable in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except to the extent enforcement thereof may be limited by the application of general principles of equity. The execution and delivery by each of the Borrower, the Company and each Guarantor of: (a) each of the Organizational Agreements, the Merger Documents, the Transaction Documents and all other agreements and instruments contemplated hereby and thereby to which the Borrower, the Company or any Guarantor, as applicable, is a party; (b) the offering, sale and issuance of the Note hereunder, or otherwise in accordance with this Agreement; and (c) the fulfillment of and compliance with the respective terms hereof and thereof by the Borrower, the Company or each Guarantor, as applicable, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien (other than applicable Permitted Liens) upon the Borrower's, the Company's or any of their Subsidiaries' Capital Stock Interests or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with (collectively "Consents and Filings"), any third party (including any stockholder of the Borrower or the Company), court or administrative or governmental body or agency pursuant to, the Organizational Agreements of the Borrower, the Company or any of their Subsidiaries, or any law, statute, rule or regulation to which the Borrower, the Company or any of their Subsidiaries is subject (including any usury laws applicable to the Note), or any agreement, instrument, order, judgment or decree to which the Borrower, the Company or any of their Subsidiaries is subject, except for Consents and Filings which have been obtained or made. Except as set forth on the RESTRICTIONS SCHEDULE attached hereto, none of the Subsidiaries is subject to any restrictions upon making loans or advances or paying Distributions to, transferring property to, or repaying any Indebtedness owed to, the Borrower, the Company or another Subsidiary of the Company.

      SECTION 4.5 - FINANCIAL STATEMENTS.

            i. Each of (a) the consolidated balance sheets of Health Power, Inc. and each of its Subsidiaries as of December 31, 1997, December 31, 1998, and December 31, 1999, and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended; and (b) the unaudited consolidated balance sheet of Health Power, Inc. and its Subsidiaries as of September 30, 2000 (collectively, the "LATEST BALANCE SHEET"), and the related statements of income and cash flows (or the equivalent) for the 9-month period then ended; (including in all cases the notes thereto, if any) (1) is accurate and complete in all material respects, is consistent with the books and records of Health Power, Inc. and its Subsidiaries (which, in turn, are accurate and complete in all material respects), (2) has been prepared in accordance with GAAP consistently applied (except, in the case of the Latest Balance Sheet, for normal year-end adjustments and the lack of footnotes), and (3) presents fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries, as the case may be, in accordance with GAAP consistently applied as of the dates and for the periods set forth therein.

            ii. Except as set forth on the FINANCIAL STATEMENTS SCHEDULE, the accounts receivable shown on the Latest Balance Sheet and all accounts receivable reflected on each of the Company's and its Subsidiaries' books and records that have arisen subsequent to the date of the Latest Balance Sheet have been collected or, to the Company's knowledge, are collectible at the amount shown on such Latest Balance Sheet or such books and records (less the allowance in the aggregate for doubtful accounts shown thereon or in such books and records) and such accounts receivable are not subject to any known offsets or defenses (whether or not meritorious). The inventories shown on the Latest Balance Sheet represent quantities on hand as of the date thereof, are of a quality and quantity usable and saleable in the ordinary course of business, and are valued on the FIFO basis consistent with that at the end of prior periods.

      SECTION 4.6 - PROJECTIONS AND PRO FORMA FINANCIAL STATEMENTS.

            i. Attached hereto as EXHIBIT N is a true and complete copy of the latest projections of the consolidated income and cash flows of the Company and its Subsidiaries for the fiscal years ending through December 31, 2005. Such projections are based on underlying assumptions of the Borrower and the Company which, to the knowledge of the Borrower, provide a reasonable basis for the projections contained therein. Such projections have been prepared on the basis of the assumptions set forth therein, which assumptions, to the knowledge of the Borrower, are fair and reasonable in light of the historical financial performance of the Borrower, the Company and their Subsidiaries and of current and reasonably foreseeable business conditions and reflect the reasonable estimate of the Borrower and the Company of the results of operations and other information projected therein.

            ii. The projected pro forma consolidated balance sheet of the Borrower, the Company and their Subsidiaries as of November 30, 2000 (the "CLOSING BALANCE SHEET"), attached hereto as EXHIBIT M, is complete and correct in all material respects and presents fairly in all material respects the consolidated financial condition of the Borrower, the Company and their Subsidiaries as of such date as if the transactions contemplated by the Merger Documents, this Agreement and the other Transaction Documents had occurred immediately prior to such date, and such balance sheet contains all pro forma adjustments necessary in order to fairly reflect such assumption.

      SECTION 4.7 - ABSENCE OF UNDISCLOSED LIABILITIES. The Borrower, the Company and their Subsidiaries do not have any material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than:
(i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (iii) material liabilities under the Transaction Documents and Merger Documents, (iv) liabilities which under GAAP are not required to be reflected or reserved against in the Borrower's financial statements, but none of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (v) the settlement with Century Business Services, Inc. ("Century") as previously disclosed to the Purchaser and evidenced by that certain Mutual Release by and between CMI and Century Business Services, Inc. dated as of December 1, 2000, and (vi) other liabilities and obligations expressly disclosed on the attached LIABILITIES SCHEDULE.

      SECTION 4.8 - NO MATERIAL ADVERSE CHANGE. Since September 30, 2000, there has been no Material Adverse Change in the operating results, assets, liabilities, operations, business, condition (financial or otherwise), prospects, employee relations, customer or supplier relations, governmental relations (including those with the OBWC, the OBES and any similar agencies of any other state) of the Company and its Subsidiaries taken as a whole.

      SECTION 4.9 - ABSENCE OF CERTAIN DEVELOPMENTS.

            i. Except as expressly contemplated by this Agreement, the Note, the Related Documents, the other Transaction Documents or the Merger Documents, or as set forth on the attached DEVELOPMENTS SCHEDULE, since September 30, 2000, neither the Borrower, the Company nor any of their Subsidiaries have:

                  a. issued any notes, bonds or other debt securities or any Capital Stock Interests or other equity securities or any securities convertible, exchangeable or exercisable into any Capital Stock Interests or other equity securities;

                  b. except as disclosed or permitted under SECTION 4.7 above, borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                  c. discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

                  d. declared or made any payment or distribution of cash or other property to its stockholders with respect to its Capital Stock Interests or other equity securities or purchased or redeemed any of its Capital Stock Interests or other equity securities (including any warrants, options or other rights to acquire its Capital Stock Interests or other equity securities);

                  e. mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Liens for current property taxes not yet due and payable;

                  f. sold, assigned, licensed or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims, except pursuant to the Transaction Documents;

                  g. sold, assigned, licensed or transferred any Intellectual Property Rights or other intangible assets, or disclosed any proprietary confidential information to any Person, except pursuant to the Transaction Documents;

                  h. suffered any extraordinary losses or waived any rights of value, whether or not in the ordinary course of business or consistent with past practice;

                  i. made Capital Expenditures or commitments therefor that aggregate in excess of $200,000.00.

                  j. made any loans or advances (other than advances between the Subsidiaries of the Borrower) to, or guarantees (other than a guarantee by the Company of the Dublin Lease) for the benefit of, or any Investments in, any Persons in excess of $25,000 in the aggregate;

                  k. suffered any damage, destruction or casualty loss exceeding in the aggregate $100,000, whether or not covered by insurance;

                  l. made any Investment in or taken steps to incorporate any Subsidiary;

                  m. entered into any other material transaction, whether or not in the ordinary course of business; or

                  n.    agreed to do any of the foregoing.

      SECTION 4.10 - ASSETS. Except as set forth on the attached ASSETS SCHEDULE, the Borrower, the Company and each of their Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for Permitted Liens and except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet. Except as described on the ASSETS SCHEDULE, the Borrower's, the Company's and each of their Subsidiaries' buildings (if any), equipment and other tangible assets are in good operating condition (ordinary wear and tear excepted) and are fit for use in the ordinary course of business. As of the Closing, the Borrower, the Company and their Subsidiaries shall own, or have a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted and as conducted by the Borrower, the Company and by their Subsidiaries for the past twelve (12) months.

      SECTION 4.11 - TAX MATTERS. Except as set forth on the attached TAX MATTERS SCHEDULE:

            i. the Borrower, the Company and their Subsidiaries have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the Borrower, the Company and their Subsidiaries have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; none of the Borrower, the Company or any of their Subsidiaries has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate, in all material respects. to pay all Tax liabilities of the Borrower, the Company and their Subsidiaries if their current tax year were treated as ending on the date of such Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Borrower, the Company and their Subsidiaries have not incurred any liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Borrower, the Company and each of their Subsidiaries shall not exceed, in a material manner, the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); with respect to each taxable period of the Borrower, the Company and each of their Subsidiaries ending on or before December 31, 1996, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting income Tax with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; to the knowledge of the Borrower, the Company and their Subsidiaries, no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Borrower, the Company or any of their Subsidiaries, no information related to Tax matters has been requested in writing by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Borrower, the Company or any of their Subsidiaries from any foreign, federal, state or local taxing authority; and, to the knowledge of the Borrower, the Company and their Subsidiaries, there are no material unresolved questions or claims concerning the Borrower's, the Company's or any of their Subsidiaries' Tax liability.

            ii. Neither the Borrower, the Company nor any of their Subsidiaries has made an election underss.341(f) of the Code. Neither the Borrower, the Company nor any of their Subsidiaries is liable for the Taxes of another Person that is not a Subsidiary of the Borrower or the Company (a) under Treasury Regulationss.1.1502-6 (or comparable provisions of state, local or foreign law), except for Taxes of SCC and its Subsidiaries under such Regulation (or comparable provisions),
                  (b) as a transferee or successor, (c) by contract or indemnity, or (d) otherwise. Except as contemplated in the definition of

                  Tax Agreement Payments, neither the Borrower, the Company nor any of their Subsidiaries is a party to any tax sharing agreement. Each of the Borrower, the Company and their Subsidiaries have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of Code ss.6662(d)(2)(B)(i)) did not exist at the time the return was filed. Except in certain circumstances that could arise under the Employment Agreements, neither the Borrower, the Company nor any of their Subsidiaries has made any payments, is obligated to make payments or is a party to an agreement that could obligate them to make any payments that would not be deductible under Code ss.280G.

            iii. Since 1995, neither the Borrower, the Company nor any of their Subsidiaries has been a member of an Affiliated Group other than the one of which the Borrower, SCC, or the Company was the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return, other than one filed by the Borrower, SCC or the Company.

            iv. On the date of its formation and at all times thereafter, the Borrower and the Company have been classified as corporations for (a) federal income tax purposes, and (b) for state and local income tax purposes in each state and locality in which the Borrower and the Company are or have been required to file income tax returns.

      SECTION 4.12 - CONTRACTS AND COMMITMENTS.

            i. Except as expressly contemplated by this Agreement or any other Transaction Document or the Merger Documents or as set forth on the attached CONTRACTS SCHEDULE or the attached EMPLOYEE BENEFITS SCHEDULE, neither the Borrower, the Company nor any of their Subsidiaries is a party to or bound by any written or oral:

                  a. pension, profit sharing, option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                  b. contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or Affiliates;

                  c. contract under which the Borrower, the Company or any of their Subsidiaries has advanced or loaned any other Person amounts in the aggregate exceeding $25,000;

                  d. except for Permitted Liens, agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Borrower, the Company or their Subsidiaries other than in connection with the Senior Debt;

                  e. except for Permitted Indebtedness, guarantee of any obligation in excess of $25,000 other than in connection with the Senior Debt or the Dublin Lease;

                  f. lease or agreement under which the Borrower, the Company or any of their Subsidiaries is lessee or lessor of any property, real or personal, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

                  g. assignment, license, indemnification or agreement with respect to any intangible property (including any Intellectual Property Rights) which is material to the business of the Borrower, the Company or any of their Subsidiaries;

                  h. warranty agreement with respect to its services rendered or its products sold or leased;

                  i. agreement under which it has granted any Person any registration rights (including demand and piggyback registration rights);

                  j. sales, distribution or franchise agreement which is material to the business of the Borrower, the Company or any of their Subsidiaries;

                  k. contract or agreement which is material to the business of the Borrower, the Company or any of their Subsidiaries prohibiting it from freely engaging in any business or competing anywhere in the world; or

                  l. any other contract or agreement which is, individually, material to the business of the Company or any of their Subsidiaries.

            ii. All of the contracts, agreements and instruments of the Borrower, the Company and their Subsidiaries set forth on the CONTRACTS SCHEDULE are valid, binding and enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except to the extent enforcement thereof may be limited by the application of general principles of equity.

                  a. the Borrower, the Company and each of their Subsidiaries have performed all obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument to which the Borrower, the Company or any of their Subsidiaries is subject, except where failure to perform or such default or breach could not reasonably be expected to have a Material Adverse Effect;

                  b. no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Borrower, the Company or any of their Subsidiaries under any contract, agreement or instrument to which the Borrower, the Company or any of their Subsidiaries is subject or will become subject upon consummation of the Merger, except where such default, breach or noncompliance could not reasonably be expected to have a Material Adverse Effect;

                  c. neither the Borrower, the Company nor any of their Subsidiaries has any present expectation or intention of not fully performing all such obligations;

                  d. neither the Borrower, the Company nor any of their Subsidiaries has knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment to which it is a party, except where such breach or anticipated breach could not reasonably be expected to have a Material Adverse Effect;

                  e. neither the Borrower, the Company nor any of their Subsidiaries has delivered or received notice of, or has knowledge that any other party intends to deliver any notice of, termination or non-renewal of term under any material contract, agreement or instrument to which the Borrower, the Company or any of their Subsidiaries is subject, except where such termination or non-renewal could not reasonably be expected to have a Material Adverse Effect;

                  f. neither the Borrower, the Company nor any of their Subsidiaries has knowledge of any other party's intention (including the intention of the OBWC and the OBES) of imposing material restrictions on the terms of its agreements, or implementing or initiating changes in the pricing, duration, qualification or other terms of its agreements, except changes which could not reasonably be expected to have a Material Adverse Effect;

                  g. neither the Borrower, the Company nor any of their Subsidiaries is a party to (or will become a party to pursuant to the transactions contemplated by the Merger Agreement) any contract requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates where the same could reasonably be expected to have a Material Adverse Effect or any other materially adverse contract or commitment.

      SECTION 4.13 - INTELLECTUAL PROPERTY RIGHTS.

            i. The attached INTELLECTUAL PROPERTY SCHEDULE contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by the Borrower, the Company or any of their Subsidiaries, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Borrower, the Company or any of their Subsidiaries, (c) unregistered trade names and business names owned or used by the Borrower, the Company or any of their Subsidiaries and (d) all material unregistered trademarks, service marks, copyrights, mask works and computer software owned by the Borrower, the Company or any of their Subsidiaries. The INTELLECTUAL PROPERTY SCHEDULE also contains a complete and accurate list of all licenses and other rights granted by the Borrower, the Company or any of their Subsidiaries to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Borrower, the Company or any of their Subsidiaries with respect to any Intellectual Property Rights (excluding licenses for the use of mass market software), in each case identifying the subject Intellectual Property Rights. The Borrower, the Company or one of their Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Borrower, the Company and their Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens. The loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Borrower, the Company or any of their Subsidiaries has not had and would not reasonably be expected to have a Material Adverse Effect, and no such loss or expiration is threatened, pending or reasonably foreseeable. The Borrower, the Company and their Subsidiaries have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights which they own except where the failure to so maintain and protect the Intellectual Property Rights could not reasonably be expected to have a Material Adverse Effect. To the best of the Borrower's and the Company's knowledge, but without any independent inquiry, the owners of any Intellectual Property Rights licensed to the Borrower, the Company or any of their Subsidiaries have taken all necessary actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

            ii.   Except as set forth on the attached INTELLECTUAL PROPERTY
                  SCHEDULE: (a) the Borrower, the Company and their Subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens (other than Liens created under the Transaction Documents), (b) there have been no claims made against the Borrower, the Company or any of their Subsidiaries asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the knowledge of the Borrower, the Company and their Subsidiaries, there are no valid grounds for the same, (c) neither the Borrower, the Company nor any of their Subsidiaries has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including any demand or request that the Borrower, the Company or any of their Subsidiaries license any rights from a third party), (d) the conduct of the Borrower's, the Company's and each of their Subsidiaries' business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with, in any material manner, any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with, in any material manner, any Intellectual Property Rights of other Persons, (e) to the best of the Borrower's and the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Borrower, the Company or any of their Subsidiaries have not been infringed, misappropriated or conflicted by other Persons, and (f) the transactions contemplated by this Agreement shall have no Material Adverse Effect on the Borrower's, the Company's or any of their Subsidiaries' right, title and interest in and to the Intellectual Property Rights listed on the INTELLECTUAL PROPERTY SCHEDULE.

      SECTION 4.14 - YEAR 2000 COMPLIANCE.

            i. None of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used or relied on by the Borrower, the Company and their Subsidiaries in the conduct of their business will, in any material manner, malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing or receiving (a) date-related data from, into and between the twentieth and twenty-first centuries or (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries;

            ii. None of the products and services sold, licensed, rendered or otherwise provided by the Borrower, the Company and their Subsidiaries in the conduct of their business will, in any material manner, malfunction, cease to function, generate incorrect date or produce incorrect results when processing, providing or receiving (a) date-related data from, into and between the twentieth and twenty-first centuries or (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries; and, accordingly, neither the Borrower, the Company nor any of their Subsidiaries is or will be subject to any material claim, demand, action, suit, liability, damage, material loss or material expense arising from, or related to, circumstances where such products and services malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing or receiving (a) date-related data from, into and between the twentieth and twenty-first centuries or (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries; and

            iii. Neither the Borrower, the Company nor any of their Subsidiaries has made any other material representations or warranties regarding the ability of any product or service sold, licensed, rendered or otherwise provided by the Borrower, the Company or by any of their Subsidiaries in the conduct of their business to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (a) date-related data from, into and between the twentieth and twenty-first centuries or (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

      SECTION 4.15 - LITIGATION, ETC. Except as could not reasonably be expected to have a Material Adverse Effect, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Borrower's and the Company's knowledge, threatened against or affecting the Borrower, the Company, any of their Subsidiaries or any of their respective assets (or to the best of the Borrower's, the Company's knowledge, pending or threatened against or affecting any of the officers, directors, stockholders, or employees of the Borrower, the Company or their Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by the Borrower, the Company or any of their Subsidiaries against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Borrower, the Company nor any of their Subsidiaries is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Borrower's and the Company's knowledge, any material governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Borrower's and the Company's knowledge, there is no basis for any of the foregoing. Neither the Borrower, the Company nor their Subsidiaries is subject to any judgment, order or decree of any court or other governmental agency.

      SECTION 4.16 - BROKERAGE. Except as set forth on the attached BROKERAGE SCHEDULE, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Merger Documents, this Agreement and the other Transaction Documents based on any arrangement or agreement binding upon the Borrower, the Company or any of their Subsidiaries. The Borrower and the Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

      SECTION 4.17 - GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Borrower or the Company of the Merger Documents or this Agreement or by the Borrower, the Company or any of their Subsidiaries of the other Transaction Documents or the other agreements contemplated hereby or thereby to which any of them is a party, or the consummation by the Borrower, the Company or any of their Subsidiaries of any other transactions contemplated hereby or thereby, except (i) those that have been made or obtained, (ii) filings necessary to perfect the Liens under the Transaction Documents, (iii) the filing of a merger certificate effecting the Merger, and (iv) as set forth on the attached CONSENTS SCHEDULE.

      SECTION 4.18 - INSURANCE. Neither the Borrower, the Company nor any of their Subsidiaries is in default, in any material respect, with respect to its obligations under any insurance policy maintained by it, and neither the Borrower, the Company nor any of their Subsidiaries has been denied insurance coverage. The insurance coverage of the Borrower, the Company and their Subsidiaries is customary for prudent corporations of similar size engaged in similar lines of business. The Company maintains a "tail" for directors and officers liability insurance of at least $3,000,000 and upon customary and appropriate terms. The Company maintains errors and omissions insurance with a limit of not less than $5,000,000 in the aggregate. Except as set forth on the INSURANCE SCHEDULE, the Borrower, the Company and their Subsidiaries do not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

      SECTION 4.19 - EMPLOYEES. Except as expressly set forth in the Transaction Documents or the attached EMPLOYEE SCHEDULE, neither the Borrower, the Company nor any of their Subsidiaries is aware that any key executive or key employee of the Borrower, the Company or any of their Subsidiaries or any group of employees of the Borrower, the Company or any of their Subsidiaries has any current plans to terminate employment with the Borrower, the Company or any of their Subsidiaries. The Borrower, the Company and each of their Subsidiaries have complied in all material respects with all laws relating to the employment of labor (including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Borrower and the Company are not aware that they or any of their Subsidiaries has any material labor relations problems (including any material union organization activities, threatened or actual strikes or work stoppages or material grievances). Except where the same could not reasonably be expected to have a Material Adverse Effect, neither the Borrower, the Company, their Subsidiaries nor, to the best of the Borrower's and the

Company's knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Borrower, the Company and their Subsidiaries, except for agreements set forth on the EMPLOYMENT CONTRACTS SCHEDULE.

      SECTION 4.20 - ERISA. Except as set forth on the attached EMPLOYEE BENEFITS SCHEDULE:

            i. MULTIEMPLOYER PLANS. Neither the Borrower nor the Company has any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any Multiemployer Plan.

            ii. RETIREE WELFARE PLANS. Neither the Borrower nor the Company maintains or has any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the Code or as required under applicable state law).

            iii. DEFINED BENEFIT PLANS. Neither the Borrower nor the Company maintains, contributes to or has any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

            iv. DEFINED CONTRIBUTION PLANS. Neither the Borrower nor the Company maintains, contributes to or has any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

            v. OTHER PLANS. Neither the Borrower nor the Company maintains, contributes to or has any liability under (or with respect to) any plan or arrangement providing material benefits to current or former employees, including any material bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated and whether or not subject to ERISA.

            vi. UNFUNDED LIABILITY. No Qualified Plan maintained by the Borrower or the Company or to which the Borrower or the Company has an obligation to contribute, or with respect to which the Borrower or the Company has any other liability, has any material unfunded liability.

            vii. PLAN QUALIFICATION AND COMPLIANCE. Each employee benefit plan set forth on the EMPLOYEE BENEFITS SCHEDULE that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to the qualification of such plan and, to the best knowledge of the Borrower and the Company after due inquiry, nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect the qualification of such plan. Each employee benefit plan set forth on the EMPLOYEE BENEFITS SCHEDULE and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with their respective terms and with all applicable Laws.

            viii. THE COMPANY. For purposes of clauses i, iii and vi of this
                  SECTION 4.20, the term "Borrower" and "Company" also include all organizations under common control with the Borrower or the Company, as the case may be, pursuant to Section 414(b),
                  (c), (m) or (o) of the Code.

      SECTION 4.21 - COMPLIANCE WITH LAWS. Neither the Borrower, the Company nor any of their Subsidiaries has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and neither the Borrower, the Company nor their Subsidiaries has received notice of any such violation.

      SECTION 4.22 - ENVIRONMENTAL AND SAFETY MATTERS.

            i. The Borrower, the Company and their Subsidiaries have complied and are in compliance in all material respects with all Environmental and Safety Requirements.

            ii. Without limiting the generality of the foregoing, the Borrower, the Company and their Subsidiaries have obtained and complied with, and are in compliance with, in all material respects, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of their facilities and the operation of their business.

            iii. The Borrower, the Company and their Subsidiaries have not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental and Safety Requirements which could reasonably be expected to have a Material Adverse Effect, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) which could reasonably be expected to have a Material Adverse Effect, including any investigatory, remedial or corrective obligations, relating to the Borrower, the Company or their Subsidiaries or their facilities arising under Environmental and Safety Requirements.

            iv. Except as set forth in the ENVIRONMENTAL AND SAFETY MATTERS SCHEDULE, and except where the following are on properties not owned by the Borrower, the Company or any of their Subsidiaries and for which the Borrower has no liability or reasonable expectation of liability, none of the following exists at any property or facility owned or, to the knowledge of the Borrower, the Company and their Subsidiaries, operated by the Borrower, the Company or their Subsidiaries: (1) underground storage tanks; (2) asbestos-containing material in any form or condition; (3) materials or equipment containing polychlorinated biphenyls; or (4) landfills, surface impoundments, or disposal areas.

            v. The Borrower, the Company and their Subsidiaries have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any Hazardous Substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or could give rise to liabilities of the Borrower, the Company or their Subsidiaries, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended, or any other Environmental and Safety Requirements.

            vi. No facts, events or conditions relating to the past or present facilities, properties or operations of the Borrower, the Company or their Subsidiaries will prevent, hinder or limit continued compliance, in all material respects, by the Borrower, the Company and their Subsidiaries, with Environmental and Safety Requirements, give rise to any investigatory or material, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) of the Borrower, the Company or any of their Subsidiaries pursuant to Environmental and Safety Requirements, including any relating to onsite or offsite releases or threatened releases of any Hazardous Substance, personal injury, property damage or natural resources damage.

            vii. Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

            viii. Neither the Borrower, the Company nor their Subsidiaries has, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental and Safety Requirements.

      SECTION 4.23 - AFFILIATED TRANSACTIONS. Except as set forth on the attached AFFILIATED TRANSACTIONS SCHEDULE and except for fees disclosed pursuant to SECTION 4.16, the Deferred Compensation Plan or other arrangements otherwise expressly provided for in the Merger Documents and the Transaction Documents, and except for agreements, contracts, commitments, transactions or arrangements solely among the Borrower, the Company or any of their Subsidiaries, no officer, director, manager, member, employee, stockholder or Affiliate of the Borrower, the Company or any of their Subsidiaries or any individual related by blood, marriage or adoption to any member of the Management Investors or to Brian Fitzgerald or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment, transaction or arrangement with the Borrower, the Company or any of their Subsidiaries or has any material interest in any material property used by the Borrower, the Company or any of their Subsidiaries, except where such agreement, contract, commitment, transaction or arrangement is upon fair and reasonable terms no less favorable to the Borrower, the Company or their Subsidiaries than it or they would obtain in a comparable arms-length transaction.

      SECTION 4.24 - SOLVENCY, ETC. Each of the Borrower, the Company and their Subsidiaries is solvent on a going concern basis as of the date of this Agreement and shall not become insolvent as a result of the consummation of the transactions contemplated by the Merger Documents, this Agreement or the other Transaction Documents. Each of the Borrower, the Company and their Subsidiaries is, and after giving effect to the transactions contemplated by the Merger Documents, this Agreement and the other Transaction Documents shall be, able to pay their debts as they become due, and each of the Borrower's, the Company's and their Subsidiaries' property now has, and after giving effect to the transactions contemplated hereby shall have, a fair salable value (on a going concern basis) greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Each of the Borrower, the Company and their Subsidiaries has adequate capital to carry on its business, and after giving effect to the transactions contemplated by the Merger Documents, this Agreement and the other Transaction Documents, each of the Borrower, the Company and their Subsidiaries shall have adequate capital to conduct their business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by the Merger Documents or this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Borrower, the Company or any of their Subsidiaries.

      SECTION 4.25 - INVESTMENT COMPANY. Neither the Borrower, the Company nor any of their Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, nor is either the Borrower, the Company or any of their Subsidiaries, directly or indirectly, controlled by or acting on behalf of any Person which is an "investment company" within the meaning of such act. The purchase of the Note, the application of the proceeds and repayment thereof by the Borrower and the Company, and the consummation of the transactions contemplated by this Agreement will not violate any provision of such act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

      SECTION 4.26 - MARGIN REGULATIONS. Neither the Borrower, the Company nor any of their Subsidiaries owns any "margin security," as the term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the Note will be used only for the purposes contemplated hereunder. None of the proceeds of the Note will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the securities purchased under this Agreement to be considered "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. The purchase of the Note will not constitute a violation of such Regulations T, U or X.

      SECTION 4.27 - PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower, the Company nor any of their Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or an "affiliate" of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 4.28 - MERGER AGREEMENT AND SENIOR LOAN AGREEMENT REPRESENTATIONS. Each of the representations and warranties in the Merger Agreement and the Senior Loan Agreement are true and correct in all material respects, in each case regardless of any limitation on survival set forth therein.

      SECTION 4.29 - DISCLOSURE. Neither this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Purchaser by or on behalf of the Borrower, the Company or any of their Subsidiaries with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading. There is no fact which the Borrower and the Company have not disclosed to the Purchaser in writing and of which any of its officers, directors, stockholders or executive employees is aware (other than general economic conditions) and which has had or would reasonably be expected to have a Material Adverse Effect.

      SECTION 4.30 - CERTAIN ASSURANCES. CHS is certified by the OBWC and similar agencies in other states where the Company conducts its business, and such certifications are in full force and effect. The OBWC Contracts are in full force and effect and neither the Company nor any of its Subsidiaries has received any indications, whether written or oral, of alleged breaches, dissatisfaction, OBWC's intent to terminate, or OBWC's intent to not renew either such contract. CHS has not been notified that it is "at capacity" under either OBWC Contract by the OBWC, nor has CHS received indications that the OBWC is intending, in any way, to limit, in any material manner, its ability to accept new enrollments under either OBWC Contract. The Company is not aware of any changes or potential changes to the system of workers' compensation or unemployment insurance or the Ohio Health Partnership Plan or the Qualified Health Plan (each as defined in the Merger Agreement) that would have a Material Adverse Effect on its business.

      SECTION 4.31 - CLOSING DATE. The representations and warranties of the Borrower and the Company contained in this ARTICLE 4 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Borrower or the Company to the Purchaser shall be true and correct in all material respects on the date of the Closing as though then made, both immediately prior to and immediately after giving effect to the transactions contemplated by the Merger Documents, this Agreement and the other Transaction Documents.

      SECTION 4.32 - DEFERRED MANAGEMENT COMPENSATION. The Deferred Compensation Plan provides that (i) no Deferred Management Compensation will be payable in cash until all obligations under this Agreement, the Note and the Related Documents have been satisfied in full; (ii) all payments will be expressly subordinate to the obligations under this Agreement, the Note and the Related Documents; and (iii) the participants in the plan have no enforcement rights relative to cash payments until the obligations under this Agreement, the Note and the Related Documents have been satisfied in full.

      SECTION 4.33 - MERGER TRANSACTIONS NOT A "CHANGE". The consummation of the transactions contemplated by the Merger Documents will not constitute a "Change" as defined in the OBWC Contracts (as interpreted by the OBWC).

      SECTION 4.34 - ASSERTION OF PLEDGE RIGHTS NOT A "CHANGE"; NO TRIGGERING OF OPEN ENROLLMENT. The Purchaser's assertion of its rights under the Stock Pledge Agreement upon the occurrence of an Event of Default (as defined thereunder), including Purchaser taking and exercising all rights of ownership of the Pledged Securities (as defined in the Stock Pledge Agreement) pursuant to the Stock Pledge Agreement, including but not limited to taking majority control of the board of directors of the Company, will not constitute a "Change" as defined in the OBWC Contracts (as interpreted by the OBWC) or otherwise trigger an open enrollment period under the OBWC Contracts.

ARTICLE V - FINANCIAL STATEMENTS AND OTHER REPORTING REQUIREMENTS

      The Borrower and the Company shall deliver to the Purchaser the following financial statements and other information:

      SECTION 5.1 - MONTHLY FINANCIAL STATEMENTS. As soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year:

      (a) an unaudited consolidated statement and unaudited consolidating statements of income of the Borrower, the Company, CMI and CHS (i) for each monthly period, (ii) for the period from the beginning of the fiscal year to the end of such month, (iii) setting forth for the periods in (i) and (ii) comparisons to the annual budget and
            (iv) beginning with respect to the thirteenth complete month following the date hereof, comparisons with the corresponding periods in (i) and (ii) of the preceding fiscal year;

      (b) an unaudited consolidated balance sheet of the Borrower and the Company with comparisons to the annual budget, and beginning with respect to the thirteenth complete month following the date hereof, comparisons with the corresponding period of the preceding fiscal year;

      (c)   an unaudited consolidated statement of cash flows of the Borrower
            (i) for each monthly period, and (ii) for the period from the beginning of the fiscal year to the end of such month.

      (d) an Officer's Certificate setting forth, on behalf of the Borrower and the Company, a detailed computation, in a form satisfactory to the Purchaser, of the Company's EBITA (i) for each monthly period, and (ii) for the period from the beginning of the fiscal year to the end of such month.

All such statements shall be prepared in accordance with GAAP consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by each of the Borrower's and the Company's chief financial officers.

      SECTION 5.2 - QUARTERLY FINANCIAL STATEMENTS. As soon as available but in any event within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year:

      (a) an unaudited consolidated statement and unaudited consolidating statements of income of the Borrower, the Company, CMI and CHS (i) for each quarterly period, (ii) for the period from the beginning of the fiscal year to the end of such quarter, (iii) setting forth for the periods in (i) and (ii) comparisons to the annual budget and
            (iv) beginning with respect to the fifth complete quarter following the date hereof, comparisons with the corresponding periods in (i) and (ii) of the preceding fiscal year;

      (b) an unaudited consolidated balance sheet of the Borrower and the Company with comparisons to the annual budget and beginning with respect to the fifth complete quarter following the date hereof, comparisons with the corresponding period of the preceding fiscal year;

      (c)   an unaudited consolidated statement of cash flows of the Borrower
            (i) for each quarterly period, and (ii) for the period from the beginning of the fiscal year to the end of such quarter.

All such statements shall be prepared in accordance with GAAP consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by each of the Borrower's and the Company's chief financial officers.

      SECTION 5.3 - ANNUAL FINANCIAL STATEMENTS. As soon as available but in any event within 90 days after the end of each fiscal year:

      (a) an audited consolidated statement of the Borrower and unaudited consolidating statements of income of the Borrower, the Company, CMI and CHS (i) for the fiscal year, (ii) setting forth comparisons to the annual budget and
            (iii) beginning with the fiscal year 2002, comparisons with the preceding fiscal year;

      (b) an audited consolidated balance sheet of the Borrower and unaudited balance sheet of the Company (i) for the fiscal year, (ii) setting forth comparisons to the annual budget and (iii) beginning with the fiscal year 2002, comparisons with the preceding fiscal year;

      (c) an audited consolidated statement of cash flows of the Borrower (i) for the fiscal year, (ii) setting forth comparisons to the annual budget and (iii) beginning with the fiscal year 2002, comparisons with the preceding fiscal year.

All such statements shall be prepared in accordance with GAAP consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications of an independent accounting firm of recognized national standing, (b) a certificate from such accounting firm, addressed to the Borrower and the Company, stating that in the course of its examination nothing came to its attention that caused it to believe that there was a breach of any of the covenants set forth in
Article VIII or, if such accountants have reason to believe any such breach exists, a certificate specifying the nature and period of existence thereof and
(c) promptly upon receipt, a copy of any reports submitted to the Borrower, the Company or any of their Subsidiaries by such accounting firm, including such firm's annual management letter to the Borrower and the Company. Notwithstanding anything to the contrary set forth in this SECTION 5.3, the Purchaser, the Borrower and the Company agree that annual financial statements for fiscal year ending 2000 delivered pursuant to this SECTION 5.3 may be for the period commencing as of the Closing Date and ending December 31, 2000;

      SECTION 5.4 - REGULAR OFFICER'S CERTIFICATE. Accompanying the financial statements referred to in SECTIONS 5.2 AND 5.3, an Officer's Certificate (a) stating that there is no Event of Default or Potential Event of Default in existence and that neither the Borrower, the Company nor any of their Subsidiaries is in default under any Transaction Document or, if any Event of Default or Potential Event of Default, specifying the nature and period of existence thereof and what actions the Borrower, the Company and each of their Subsidiaries have taken and propose to take with respect thereto, (b) in the case of the financial statements delivered pursuant to SECTIONS 5.2 AND 5.3 hereof, setting forth in sufficient detail the information and computations required to establish whether or not the Borrower and the Company are in compliance with the covenants set forth in ARTICLE VIII hereof during the applicable period, (c) in the case of the financial statements delivered pursuant to SECTIONS 5.2 AND 5.3 hereof, setting forth a detailed computation, in a form satisfactory to the Purchaser, of the Company's EBITA for the applicable period, and (d) in the case of the financial statements delivered pursuant to SECTIONS 5.2 AND 5.3 hereof, forwarding a management report, in reasonable detail, signed by each of the chief financial officers of the Borrower and the Company, describing the operations and financial condition of the Borrower, the Company and each of their Subsidiaries for the quarter and the portion of the fiscal year then ended (or for the fiscal year then ended in the case of annual financial statements);

      SECTION 5.5 - CERTAIN OTHER FINANCIAL INFORMATION. As soon as available, but not later than forty-five (45) days after the end of each fiscal quarter of each year, a statement of the calculations contained in Article VIII and all supporting information, in form and substance satisfactory to the Purchaser, all certified on behalf of the Borrower and the Company by each of their respective chief financial officers;

      SECTION 5.6 - ADDITIONAL ACCOUNTANTS INFORMATION. Promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Borrower, the Company's and each of their Subsidiaries' operations or financial affairs given to the Borrower, the Company or any of their Subsidiaries by its independent accountants (and not otherwise contained in other materials provided hereunder);

      SECTION 5.7 - SPECIAL OFFICER'S CERTIFICATE. Promptly (but in any event within five (5) Business Days) after the discovery or receipt of notice of any Event of Default or Potential Event of Default, any material default under any Transaction Document or any material default under any other material agreement to which the Borrower, the Company or any of their Subsidiaries is a party (including, without limitation, the OBWC Agreements), any investigation, notice, proceeding or adverse determination from any governmental or regulatory authority or agency that has resulted in or could reasonably be expected to result in any material liability or otherwise have a Material Adverse Effect (including, without limitation, any matters which would constitute an Event of Default under Sections 9.1(xx), (xxi), (xxii) or (xxiii)), any condition or event that has resulted in or could reasonably be expected to result in any material liability under any Environmental and Safety Requirements or any other Material Adverse Change, Material Adverse Effect or circumstance affecting the Borrower, the Company or any of their Subsidiaries (including the filing of any litigation against the Borrower, the Company or any of their Subsidiaries that could reasonably be expected to result in any material liability to the Borrower, the Company or any of their Subsidiaries or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Borrower, the Company and their Subsidiaries have taken and propose to take with respect thereto;

      SECTION 5.8 - BUSINESS PLANS. At least 15 days but not more than 90 days prior to the beginning of each fiscal year, (a) a copy of the annual and monthly consolidated and consolidating budgeted statements of income and expense for the Borrower, the Company and their Subsidiaries, (b) a copy of the annual and monthly budgeted consolidated statements of cash flows of the Borrower, (c) a copy of the annual and monthly budgeted consolidated balance sheets of the Borrower and the Company, (d) any other financial information delivered to the Senior Lender under the Senior Loan Agreements, and (e) a written description from the chief executive officer describing the strategy and other means of the Company and its Subsidiaries that the executive intends to pursue in the achievement of the financial objectives set forth in the budget, all of the foregoing to be in reasonable detail and certified by each of the Borrower's and the Company's president or chief financial officer on behalf of the Borrower and the Company as having been prepared in good faith and to the best knowledge and ability of the Borrower and the Company and promptly upon any revisions thereof, copies of such revisions;

      SECTION 5.9 - PUBLIC COMMUNICATIONS. Promptly upon filing or sending (whichever is earlier), but in any event within five (5) days thereof, (a) copies of all financial statements, proxy statements, reports and any other general written communications which the Borrower, the Company or any of their Subsidiaries sends to its stockholders, (b) copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers, stockholders, directors or members of the board file with respect to the Borrower, the Company or any of their Subsidiaries, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, (c) copies of all press releases and other statements made available generally by the Borrower, the Company or any of their Subsidiaries to the public concerning material developments in the Borrower's, the Company's or their Subsidiaries' businesses, and (d) on a best efforts basis, notice of any of the foregoing related to the Borrower, the Company or any of their Subsidiaries released, filed or issued by SCC (except for 10(k), 10(q) and 14(a) forms filed by SCC in the ordinary course of business);

      SECTION 5.10 - SENIOR LENDER INFORMATION. At the request of the Purchaser, copies of any statements, reports, certificates, including borrowing base certificates (if any), and any other information delivered to the Senior Lender or the Company's or the Borrower's stockholders;

      SECTION 5.11 - CERTAIN PLAN-RELATED NOTICES. Promptly (but in any event within five (5) Business Days) after the receipt of notice of the occurrence of any of the following, written notice thereof which describes the same and the intended course of action of the Borrower, the Company or any of their Subsidiaries with respect thereto: (i) the occurrence or expected occurrence of any ERISA Event; (ii) the occurrence of any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code; (iii) the filing of any funding waiver request with the IRS with respect to any Pension Plan or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under Section 302 of ERISA;
(iv) the occurrence of any material increase in the benefits provided under any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which the Borrower, the Company or ERISA Affiliate was not previously contributing; or (v) the occurrence of any other event with respect to any Plan which could result in the incurrence by the Borrower, the Company or ERISA Affiliate of any material liability, fine or penalty;

      SECTION 5.12 - ADJUSTMENTS AND RECONCILIATIONS. After any material change in GAAP that affects the presentation of the financial statements noted above in Sections 5.1, 5.2 or 5.3, then, accompanying such financial statements, a statement of the adjustments and reconciliations necessary to enable the Company, the Borrower and the Purchaser to determine compliance with each of the covenants set forth in Article VIII which are affected by such changes in GAAP.

      SECTION 5.13 - MERGER DOCUMENT NOTICES. Within five (5) Business Days of the Borrower's or the Company's knowledge of a breach or violation or a default or event of default as defined in and under any Merger Document and within five
(5) Business Days of the Borrower's or the Company's knowledge of any material inaccuracy in any representation and warranty made in any Merger Document, a written notice setting forth the details of such item;

      SECTION 5.14 - KEY MAN POLICY. Within ninety (90) days after the end of each fiscal year, an Officer's Certificate stating that all premiums due and owing have been paid with respect to the Key Man Policy and that the Key Man Policy is in full force and effect; PROVIDED, FURTHER, that the Borrower and the Company and each of its Subsidiaries hereby acknowledge and agree that maintenance of the Key Man Policy in form and substance acceptable to the Purchaser is required at all times until the obligations under this Agreement have been satisfied in full;

      SECTION 5.15 - FUNDAMENTAL CHANGES. Within three (3) Business Days of the Borrower's or the Company's knowledge thereof, written notice of any of (a) the occurrence of a Triggering Event, or (b) the execution of a letter of intent or term sheet with respect to a Change in Control;

      SECTION 5.16 - TAX AGREEMENT PAYMENTS. As soon as available but in any event within one hundred twenty (120) days following the end of each fiscal year, a detailed schedule, in form and substance satisfactory to the Purchaser, calculating the Tax Agreement Payments with respect to such fiscal year prepared by the independent accounting firm auditing the Borrower's and the Company's consolidated financial statements; PROVIDED, HOWEVER, that the Purchaser shall have the right to engage another accounting firm (reasonable fees and expenses of such other accounting firm to be paid by the Borrower or the Company) to review such schedule and to determine the final Tax Agreement Payments for each fiscal year (provided, that, if the lender(s) under the Senior Loan Agreement requests an independent accounting firm to perform such task, the Purchaser shall use the independent accounting firm selected by such lender(s)).

      SECTION 5.17 - ADDITIONAL INFORMATION. With reasonable promptness, such other information and financial data concerning the Borrower, the Company and their Subsidiaries as any Purchaser may reasonably request.

      Each of the financial statements referred to in SECTIONS 5.1, 5.2 AND 5.3 shall be true and correct in all material respects and shall fairly present in all material respects as of the dates and for the periods stated therein the financial condition of the Borrower, the Company and their Subsidiaries, subject in the case of the unaudited financial statements to (i) changes resulting from normal year-end adjustments for recurring accruals and other normal year-end adjustments (none of which would, alone or in the aggregate, have a Material Adverse Effect).

                      ARTICLE VI - AFFIRMATIVE COVENANTS

      So long as the Note remains outstanding, each of the Company and the Borrower shall, and shall cause each of their Subsidiaries to:

      SECTION 6.1 - PRESERVATION OF EXISTENCE. Cause to be done all things necessary to maintain, preserve and renew its existence (except pursuant to a merger permitted under this Agreement), rights, franchises, privileges and qualifications and all material licenses, authorizations and permits necessary to the conduct of its businesses, including certification by the OBWC and any similar Persons in each of the states in which certification is required to conduct the Company's business;

      SECTION 6.2 - MAINTENANCE OF ASSETS. Maintain and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times;

      SECTION 6.3 - MAINTENANCE OF INTELLECTUAL PROPERTY RIGHTS. Maintain all material Intellectual Property Rights necessary to the conduct of its business and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights;

      SECTION 6.4 - PAYMENTS OF TAXES; LIENS. Pay and discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon it or its income or profits (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith, diligently, to the extent applicable, by appropriate proceedings, and with adequate reserves (as determined in accordance with GAAP consistently applied) having been established on its books with respect thereto and such contest operates to suspend collections of the same;

      SECTION 6.5 - COMPLIANCE WITH CONTRACTS AND AGREEMENTS. Comply with this Agreement, the Note, the Related Documents, the Transaction Documents, the Merger Documents and comply with all other material obligations which it incurs pursuant to any material contract or agreement (including the OBWC Contracts), whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith, diligently and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP consistently applied) have been established on its books with respect thereto;

      SECTION 6.6 - COMPLIANCE WITH THE OBWC CONTRACTS. Comply with all other material obligations, standards and requirements of all contracts with the OBWC.

      SECTION 6.7 - COMPLIANCE WITH LAWS. Comply with all applicable laws, rules and regulations of all governmental authorities (including the OBWC and the OBES and the requirements of the workers' compensation system in other states in which the Company does business), the violation of which would reasonably be expected to have a Material Adverse Effect;

      SECTION 6.8 - COMPLIANCE WITH ENVIRONMENTAL AND SAFETY REQUIREMENTS. Comply, in all material respects, with all Environmental and Safety Requirements and all permits, licenses or other authorizations issued thereunder; respond immediately to any Release or threatened Release by the Borrower, the Company or any of their Subsidiaries of any Hazardous Substance in a manner which complies with all Environmental and Safety Requirements and reasonably mitigates any risk to human health or the environment; and provide such documents or information, or conduct at its own cost such studies or assessments, relating to matters arising under the Environmental and Safety Requirements as any Purchaser may reasonably request.

      SECTION 6.9 - MAINTENANCE OF ADEQUATE INSURANCE COVERAGE. (a) Apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and covering casualties, risks and contingencies of such types and in such amounts as are customary for prudent companies of similar size engaged in similar lines of business, including but not limited to:

            (i) risk property insurance against direct physical loss or damage on an all risks basis, including windstorm and hurricane and comprehensive boiler and machinery coverage, subject to a maximum deductible of $50,000 insuring the full replacement cost and containing an agreed amount endorsement waiving any coinsurance penalty;

            (ii) at all times on and after the date hereof, as an extension of the coverage required under SECTION 6.9(I), business interruption insurance with a minimum period of indemnity of six (6) months, subject to a maximum five-day waiting period or $50,000 deductible, containing an agreed amount endorsement waiving any coinsurance penalty;

            (iii) commercial general liability insurance written on an occurrence basis with a limit of not less than $1,000,000 each occurrence and $3,000,000 in the aggregate, with coverage including, but not be limited to, premises/operations, blanket contractual liability, independent contracts, broad form products and completed operations, personal injury, fire, legal liability and employee benefits liability;

            (iv) workers' compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of any employee of the Borrower, the Company or any of their Subsidiaries while at work or in the scope of his or her employment and employer's liability insurance in an amount not less than $500,000;

            (v) automobile liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage, with a limit of not less than $1,000,000;

            (vi) "tail" coverage for directors' and officers' liability insurance protecting the Borrower, the Company and any of their Subsidiaries from obligations to indemnify directors and officers of their predecessors under the Merger Agreement in an amount not less than $3,000,000; and

            (vii) errors and omissions insurance for the Borrower, the Company and their respective Subsidiaries with a limit of not less than $5,000,000.

(b) pay the proceeds of the policies as provided for herein, in the Note or the Related Documents, subject to the rights of the Senior Lender under the Senior Debt Agreements; (c) ensure that such policies are written for the benefit of the Borrower and the Company, as applicable and the Senior Lender and the Purchaser, as their interests may appear; (d) ensure that such policies contain a provision requiring the insurance company to provide the Purchaser not less than thirty (30) days' written notice prior to the cancellation of any such policies (15 days in the case of non-payment of premiums); and (e) furnish such insurance policies or certificates evidencing the same to the Purchaser;

      SECTION 6.10 - MAINTENANCE OF BOOKS AND RECORDS. Maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP consistently applied;

      SECTION 6.11 - INSPECTION OF PROPERTY. (a) Permit any representatives designated by the Purchaser, upon reasonable prior notice to the Borrower and the Company and during normal business hours and at such other times as any holder of the Note may reasonably request, to (i) visit and inspect any of the properties of the Borrower, the Company and their Subsidiaries; (ii) examine the financial records and books of accounts of the Borrower, the Company and their Subsidiaries and make copies thereof or extracts therefrom; and (iii) discuss the affairs, finances and accounts of any such entities with the board of directors, officers, key employees and independent accountants of the Borrower, the Company and their Subsidiaries (the presentation of an executed copy of this Agreement by the Purchaser to the Borrower's and the Company's independent accountants shall constitute the Borrower's and the Company's permission to its independent accountants to participate in discussions with such Persons), and
(b) grant any permissions to any third parties necessary to effectuate the rights of the Purchaser pursuant to this SECTION 6.11.

      SECTION 6.12 - MAINTENANCE OF BACK-UP AND CONTINGENCY DATA FACILITIES. Maintain adequate, off-site data back-up, storage and retrieval data systems; maintain adequate emergency offsite computer hardware and software systems and capabilities; and maintain updated continency plans for the protection of data and for emergency response to business interruption caused by failure of the Company's systems, for whatever reason;

      SECTION 6.13 - COMPLIANCE WITH AGREEMENTS. (a) Perform and observe and cause each of its Subsidiaries to perform and observe (i) all of their respective obligations to each holder of the Note, as set forth in this Agreement, the Note and the Related Documents, (ii) all their respective material obligations under each of the other Transaction Documents (other than the Senior Debt Agreements), and (iii) all their respective material obligations under the Merger Documents; (b) enforce the material provisions of the Merger Documents and the Transaction Documents (other than the Senior Loan Agreement), and (c) exercise all of its material rights and remedies thereunder.

      SECTION 6.14 - [Intentionally Deleted].

      SECTION 6.15 - COMPLIANCE WITH THE INTERCREDITOR AGREEMENT. Perform all of its duties and obligations under, and comply with all terms of the Senior Lender Intercreditor and Subordination Agreement.

      SECTION 6.16 - INFORMATION REQUESTS. Promptly upon the reasonable request of the Purchaser, (i) furnish to the Purchaser evidence of all governmental approvals as may be required to enable any of the Borrower, the Company or any of their Subsidiaries to comply with its obligations under the Merger Documents or the Transaction Documents and to continue in business as conducted on the date of Closing without material interruption or interference; (ii) execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as so requested in order to fully effect the purposes of this Agreement and the other Transaction Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Note; and (iii) supply to such Purchaser or its prospective transferees all information (subject to reasonable confidentiality agreements) regarding the Borrower, the Company and their Subsidiaries required under the Transaction Documents to be delivered in connection with a transfer of the Note;

      SECTION 6.17 - LEGEND REMOVAL. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), upon the request of the holder of such Restricted Securities, remove the legend set forth in SECTION 10.3 from the certificates for such Restricted Securities.

      SECTION 6.18 - ATTENDANCE AT BOARD MEETINGS. (a) Give the Purchaser written notice of each meeting of (i) each of the board of directors of the Borrower and the Company (each of which shall be held at least quarterly), (ii) each committee thereof (other than in connection with the issuance of stock options pursuant to the Stock Option Plan Documents and, provided no Event of Default has occurred and is continuing, other than non-material committee meetings), and (iii) the Borrower's and the Company's stockholders, at the same time notice is given to the board of directors of the Borrower or the Company, or the Borrower's stockholders or the Company's stockholders, respectively; (b) permit one representative of the Purchaser to attend as an observer all meetings of each of the board of directors of the Borrower and the Company and all committees thereof, and permit the Purchaser to attend all meetings of the Borrower's and the Company's stockholders; (c) deliver to such representative all written materials and other information (including copies of meeting minutes) given to each of the board of directors of the Borrower and the Company and the Borrower's and the Company's stockholders, as applicable, in connection with such meetings at the same time such materials and information are given to the board of directors of the Borrower and the Company or the Borrower's or the Company's stockholders; (d) if the Borrower or the Company proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, or the Borrower's or the Company's stockholders, give written notice thereof to the Purchaser prior to the effective date of such consent describing in reasonable detail the nature and substance of such action, provided, further, that so long as no Event of Default has occurred and is continuing under this Agreement, the foregoing written notice shall be limited to material actions by written consent; and (e) pay the reasonable out-of-pocket expenses (excluding air travel if the meetings are in the Columbus, Ohio area) of each representative incurred in connection with attending all such meetings.

      SECTION 6.19 - DEFERRED MANAGEMENT COMPENSATION. Ensure that the Deferred Compensation Plan provides that (i) no Deferred Management Compensation will be payable in cash until all the obligations under this Agreement, the Note and the Related Documents have been satisfied in full; (ii) all payments are expressly subordinate to the obligations under this Agreement, the Note and the Related Documents (other than the Deferred Compensation Plan); and (iii) the participants in the plan have no enforcement rights relative to cash payments until the obligations under this Agreement, the Note and the Related Documents have been satisfied in full.

      SECTION 6.20 - MANAGEMENT COMPENSATION. (i) Limit salary increases of the Management Investors under the Employment Agreements to amounts not unreasonable relative to the performance of the Company and its Subsidiaries, and (ii) ensure that Incentive Compensation may not be paid if an Event of Default has occurred and is continuing under Section 9.1.i this Agreement or if the payment thereof would result in an Event of Default under Section 9.1.i hereof.

                       ARTICLE VII - NEGATIVE COVENANTS

      So long as the Note remains outstanding, neither the Borrower nor the Company shall:

      SECTION 7.1 - DISTRIBUTIONS. Directly or indirectly declare, pay or make any Distributions;

      SECTION 7.2 - STOCK PURCHASES. Directly or indirectly redeem, purchase or make, or permit any of its Subsidiaries to redeem, purchase or make, any payments (including, without limitation, cash payments for Put Securities, as defined in the Stockholders Agreement, pursuant to Section 2.02(c) thereof) with respect to any Capital Stock Interests of the Borrower, the Company or any of its Subsidiaries, equity appreciation rights, phantom equity plans or similar rights or plans of the Borrower, the Company or any of its Subsidiaries;

      SECTION 7.3 - ISSUANCE OF CERTAIN SECURITIES. Authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any notes or debt securities containing equity or performance features (including any notes or debt securities convertible into or exchangeable for equity interests, issued in connection with the issuance of equity interests or containing profit participation features) (other than pursuant to the Transaction Documents);

      SECTION 7.4 - LOANS AND ADVANCES. Make, or permit any of its Subsidiaries to make any loans or advances to, Guarantees for the benefit of, or Investments in, any Person except for (i) applicable Permitted Indebtedness and for reasonable advances to employees up to $10,000 per employee and $50,000 in the aggregate in the ordinary course of business consistent with past practices;
(ii) Investments permitted under SECTION 7.5 below; and (iii) guarantees of Permitted Indebtedness;

      SECTION 7.5 - INVESTMENTS. Make, or permit any of its Subsidiaries to make, any Investments other than (a) Investments in the Company or any of its Subsidiaries, and (b) Investments having a stated maturity no greater than one year from the date of such Investment in (i) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (ii) certificates of deposit of commercial banks having combined capital and surplus of at least $100 million, or (iii) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc;

      SECTION 7.6 - MERGERS AND CONSOLIDATIONS. Except for the Merger, merge or consolidate with any Person, or permit any of its Subsidiaries to merge or consolidate with any Person (other than: a merger or consolidation between or among Wholly-Owned Subsidiaries of the Company; a merger or consolidation of a Wholly-Owned Subsidiary into the Company; or merger or consolidation of the Company into the Borrower; PROVIDED, HOWEVER, that each such Person is a party to this Agreement, and, to the extent applicable, the Senior Debt Agreements and the other Transaction Documents);

      SECTION 7.7 - SALES OF ASSETS. Sell, lease or otherwise dispose of, or permit any of its Subsidiaries to sell, lease or otherwise dispose of, more than 5% of the Consolidated Total Assets of the Borrower, the Company and/or their Subsidiaries in any twelve month period (other than sales of inventory or replacement of computers or other equipment, in each case in the ordinary course of business) or sell or permanently dispose of (including, without limitation, by license out of the ordinary course of business) any of its or any of its Subsidiaries' material Intellectual Property Rights;

      SECTION 7.8 - LIQUIDATIONS, DISSOLUTIONS, REORGANIZATIONS. Liquidate or dissolve (other than pursuant to a merger permitted under SECTION 7.6 above) or effect a recapitalization or reorganization in any form of transaction (including any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes and any reorganization after which the Borrower or the Company becomes a Subsidiary of any other Person) or otherwise alter, or permit any of its Subsidiaries to alter, its legal status (other than pursuant to a merger permitted under SECTION 7.6 above);

      SECTION 7.9 - ACQUISITIONS. Acquire, or permit any of its Subsidiaries to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise) (other than interests in the Borrower or its Subsidiaries themselves), or enter into any joint venture;

      SECTION 7.10 - RESTRICTED PAYMENTS. Directly or indirectly make, or permit any of its Subsidiaries to make, any Restricted Payments, other than the Permitted Payments; except that if any Event of Default (or, in the case of clause (iii) below, on Event of Default under Section 9.1.i hereof) has occurred and is continuing hereunder, or if payment thereof would result in any Event of Default (or, in the case of clause (iii) below, on Event of Default under Section 9.1.i hereof), the Borrower, the Company or any of their Subsidiaries may not pay (i) the Management Fee, (ii) any Tax Agreement Payments which are not made in respect of income taxes which (I) SCC has actually paid or actually must pay to a taxing authority (taking into account the effect of any net operating losses taken by SCC), (II) are credited to the account of SCC, including adjustments for further refunds of any such amounts paid and credited, and (III) are directly attributable to the consolidated operations of the Borrower, the Company and its Subsidiaries, or (iii) Incentive Compensation payments;

      SECTION 7.11 - OTHER BUSINESSES. Enter into, or permit any of its Subsidiaries to enter into, the ownership, active management or operation of any business other than third party administration of workers' compensation claims and managed medical care services for workers' compensation claims and any similar or related businesses;

      SECTION 7.12 - AMENDMENTS TO AGREEMENTS. Enter into, become subject to, amend, modify or waive, or permit any of its Subsidiaries to enter into, become subject to, amend, modify or waive, any agreement or instrument (including, but not limited to, the Organizational Agreements) which by its terms would (under any circumstances) restrict (a) the right of any of its Subsidiaries to make loans or advances or pay Distributions to, transfer property to, or repay any Indebtedness owed to, the Borrower, the Company or another Subsidiary of the Borrower or the Company or (b) any of the Borrower's, the Company's or any of their Subsidiaries' right to perform any of the provisions of any of the Transaction Documents or the Note (including provisions relating to the payment of principal and interest on the Note and the payment of the Performance Fee), except (in the case of clauses (a) and (b)) for restrictions imposed by entering into the Senior Loan Agreement, this Agreement and the Senior Lender Intercreditor and Subordination Agreement; PROVIDED, HOWEVER, that the foregoing shall not prohibit amending the Senior Loan Agreement or this Agreement in accordance with the terms of the Senior Lender Intercreditor and Subordination Agreement;

      SECTION 7.13 - RELATED PARTY TRANSACTIONS. Except for agreements, contracts, commitments, transactions or arrangements solely among the Borrower, the Company or any of their Subsidiaries, enter into, amend, modify or supplement, or permit any of its Subsidiaries to enter into, amend, modify or supplement, any agreement, contract, transaction, commitment or arrangement with any of its, or any of its Subsidiaries', officers, directors, managers, members, employees, stockholders or Affiliates, or with any individual related by blood, marriage or adoption to any members of the Management Investors or Brian Fitzgerald or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs and except for agreements, transactions, commitments or arrangements on reasonable terms and at prices no less favorable to the Company or the Borrower than the terms and prices available from an independent third party in an arm's length transaction and except as otherwise expressly contemplated by this Agreement; PROVIDED, HOWEVER, that the Purchaser has consented to (i) the payment of the fees disclosed pursuant to SECTION 4.16 above, and (ii) the execution, delivery and performance of, the Tax Allocation Agreement, the Deferred Compensation Plan (provided no such payments are made in cash), the Management Agreement, the Management Consulting Agreement, the Stockholders Agreement, the Employment Agreements and the other Transaction Documents (but not the amendment, modification or supplementation of such agreements unless the same are non-material amendments permitted under Sections 7.30 or 7.31 hereof);

      SECTION 7.14 - SUBSIDIARIES. Establish or acquire, or permit any of its Subsidiaries to establish or acquire, any Subsidiaries (other than the Guarantors) without the consent of the Purchaser, which consent shall not be unreasonably withheld.

      SECTION 7.15 - INDEBTEDNESS AND LIENS. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness other than Permitted Indebtedness or any Liens other than Permitted Liens;

      SECTION 7.16 - OPERATING LEASES. Enter into any Operating Leases (as lessee), or permit any of its Subsidiaries to enter into any Operating Leases (as lessee), if, after giving effect thereto, the amount of the aggregate lease payments, exclusive of required insurance, tax or maintenance payments, for all Operating Leases of the Borrower, the Company or their Subsidiaries exceeds

(i) $600,000 on a consolidated basis for any twelve (12) month period in respect of Operating Leases for personal property, and (ii) $250,000 on a consolidated basis for any twelve (12) month period in respect of Operating Leases for real property; provided, however, that current real property leases and any leases that replace such current real property leases shall be excluded.

      SECTION 7.17 - FISCAL YEAR.  Change its fiscal year;

      SECTION 7.18 - ACCOUNTING POLICIES. Change, or permit any of its Subsidiaries to change, any of its accounting policies, except as required by GAAP;

      SECTION 7.19 - PAYMENTS ON INDEBTEDNESS. Prepay, redeem, purchase or defease (other than by regularly scheduled payments), or permit any of its Subsidiaries to prepay, redeem, purchase or defease (other than by regularly scheduled payments), any principal or interest on any Indebtedness other than
(i) Indebtedness under the Senior Loan Agreement (ii) Indebtedness under the Note and (iii) Indebtedness described in clauses (iv), (vi) and (viii) of the definition of Permitted Indebtedness;

      SECTION 7.20 - EQUITY PLANS. (i) Amend or modify, in any material respect, any option plan or employee equity ownership plan as in existence as of the Closing, including, without limitation, the Stock Option Plan Documents, (ii) except pursuant to the Stock Option Plan Documents, issue any Capital Stock Interests to its or its Subsidiaries' employees, all of which Capital Stock Interests shall be subject to the Stockholders Agreement unless the Purchaser otherwise consents in writing (which consent shall not be unreasonably withheld), (iii) adopt any new option plan or employee equity ownership plan, and (iv) exercise the Company's discretion under the Stock Option Plan Documents, or permit the administrator under the Stock Option Plan Documents to administer or interpret the Stock Option Plan Documents, in any manner which would cause a violation of this Agreement, the Note or the Related Documents;

      SECTION 7.21 - CAPITAL STOCK. Issue or sell any of its Capital Stock Interests or any Capital Stock Interests of any of its Subsidiaries, or options, warrants or other rights to acquire any of its Capital Stock Interests or any Capital Stock Interests of any of its Subsidiaries, to any Person, except for stock options granted pursuant to the Stock Option Plan Documents and except that the Company may also issue up to an additional one percent (1%) of its Capital Stock Interests outstanding as of the Closing to any Person;

      SECTION 7.22 - USE OF PROCEEDS. Use the proceeds from the sale of the Note other than as set forth on the SOURCES AND USES OF PROCEEDS SCHEDULE;

      SECTION 7.23 - AMENDMENT TO ORGANIZATIONAL AGREEMENTS. Make any amendment to the Borrower's or the Company's Organizational Agreements containing any provisions which would adversely affect or otherwise impair in any respect any rights or remedies of the Purchaser without the prior written consent of Purchaser, which shall not be unreasonably withheld;

      [SECTION 7.24 - Intentionally Deleted]

      SECTION 7.25 - TAKE OR PAY CONTRACTS. Enter into or be a party to, or permit any Subsidiary to enter into or be a party to, any contract for the purchase of materials, supplies or other property or services, if such contract requires it or its Subsidiaries to make payments regardless of whether such materials, supplies or other property or services are ever delivered;

      SECTION 7.26 - MANAGEMENT. Terminate, or permit any of its Subsidiaries to terminate, the employment of Robert J. Bossart, John Wagner Randy Jones or Richard Kurth without the prior written consent of the Purchaser, not to be unreasonably withheld;

      SECTION 7.27 - MANAGEMENT COMPENSATION. Pay, or permit any of its Subsidiaries to pay, the Management Investors amounts deemed to be Excess Management Compensation; or make, or permit any of its Subsidiaries to make, any cash payments, whether representing principal, interest, fees or any other payment, in respect of the Deferred Management Compensation; or pay any Incentive Compensation, or permit any of its Subsidiaries to pay, during the continuance of an Event of Default under Section 9.1.i hereof;

      SECTION 7.28 - EMPLOYEE BENEFIT PLANS. Permit any condition to exist in connection with any Pension Plan which might reasonably be expected to constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan; or engage in or permit to exist or occur any other condition, event or transaction with respect to any Pension Plan or Multiemployer Plan which could reasonably be expected to result in the incurrence by the Company, the Borrower or any ERISA Affiliate of any material liability, fine or penalty;

      SECTION 7.29 - MARGIN REGULATIONS. Use any proceeds from the sale of the Note hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulation U, T or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities";

      SECTION 7.30 - AMENDMENT OF OTHER AGREEMENTS. Amend, modify or waive, or permit any of its Subsidiaries to amend, modify or waive, any material provision of (i) the Management Agreement, (ii) the Management Consulting Agreement, (iii) the Tax Allocation Agreement, (iv) the Deferred Compensation Plan, (v) the Stock Option Plan Documents, (vi) the Stockholders Agreement, (vii) the Employment Agreements (except in the ordinary course of renewal and subject to SECTION 6.20 hereof), and (viii) any other Merger Document or Transaction Document (other than the Senior Debt Agreements but subject to the restrictions of the Senior Lender Intercreditor and Subordination Agreement);

      SECTION 7.31 - SENIOR DEBT AGREEMENTS. Amend, modify or waive, or permit any of its Subsidiaries to amend, modify or waive, any provision of the Senior Debt Agreements except to the extent permitted by the Senior Lender Intercreditor and Subordination Agreement;

      SECTION 7.32 - INTELLECTUAL PROPERTY RIGHTS. Take any action, or fail to take any action, which would result in the invalidity, abandonment, misuse or unenforceability of any material

Intellectual Property Rights or which would infringe upon or misappropriate any material rights of other Persons;

      SECTION 7.33 - EXTRAORDINARY ACTIONS PRIOR TO DECEMBER 31, 2000. From the Closing Date through and including December 31, 2000 and except for transactions expressly provided for in the Transaction Documents, take any action or participate in or consent to any activities or transactions outside the ordinary course of business and involving payments or expenditures or commitments to pay or expend amounts in excess of $250,000 in the aggregate.

      SECTION 7.34 - PLEDGE RIGHTS NOT A "CHANGE". Take, or permit any of its Subsidiaries to take, any action, or participate in or consent to any transaction(s) (i) which would require the advance approval of the OBWC under the OBWC Contracts, other than actions of CHS taken, or not taken, in the ordinary course of performance of the OBWC Contracts which, from time to time, may require the approval of OBWC, or (ii) which would cause Purchaser's realization of its rights under the Stock Pledge Agreement to constitute a "Change" under the OBWC Contracts, or otherwise trigger an open enrollment under the OBWC Contracts.

      SECTION 7.35 - INDEMNITY AVOIDANCE. Take any action, or fail to take any action, which would result in an assignment of any of the Employment Agreements in violation of such agreement's assignment provision.

                      ARTICLE VIII - FINANCIAL COVENANTS

      So long as the Note remains outstanding, the Borrower and the Company shall, and shall cause each of their Subsidiaries to:

      SECTION 8.1 - [INTENTIONALLY DELETED.]

      SECTION 8.2 - FIXED CHARGE COVERAGE RATIO. As of the last day of each fiscal quarter during the periods set forth below, maintain a Fixed Charge Coverage Ratio of not less than the applicable level for the related trailing twelve month period (or portion thereof in the case of the first three quarters of the fiscal year ending December 31, 2001 following the Closing) ending on the dates set forth below:


            QUARTERS ENDING                              RATIO
            ---------------                              -----
March 31, 2001 through December 31, 2005             1.00 to 1.00

      SECTION 8.3 - CAPITAL EXPENDITURES. As of each fiscal quarter during the periods set forth below, as measured on a year to date basis, make any Capital Expenditures (including payments with respect to Capitalized Leases) exceeding the applicable level in the aggregate for each fiscal year plus, after January 1, 2002, the amount by which the applicable level exceeds the total Capital Expenditures (including payments with respect to Capitalized Leases) made in the immediately preceding complete fiscal year:

           FROM                        TO                    MAXIMUM LEVEL
           ----                        --                    -------------
          1/1/01                    12/31/01                  $1,000,000
          1/1/02                    12/31/02                  $1,000,000
          1/1/03                    12/31/03                  $1,100,000
          1/1/04                    12/31/04                  $1,100,000
          1/1/05                    12/31/05                  $1,200,000

      SECTION 8.4 - FUNDED INDEBTEDNESS RATIO. As of the last day of each fiscal quarter during the periods set forth below, maintain a Funded Indebtedness Ratio of not more than the applicable level:


            QUARTERS ENDING                              RATIO
            ---------------                              -----
March 31, 2001 through December 31, 2001              3.5 to 1.0
March 31, 2002 through December 31, 2005              3.0 to 1.0

      SECTION 8.5 - EBITDA. The Company and the Borrower shall not permit its consolidated EBITDA as determined as of the last day of each of the fiscal quarters set forth below for the twelve-fiscal month period ending on such day (or annualized portion thereof in the case of the first three quarters of the fiscal year ending December 31, 2001 following the Closing) to be less than the minimum amount set forth in the table below for such period.


            QUARTERS ENDING                         MINIMUM EBITDA
            ---------------                         --------------
March 31, 2001                                        $8,000,000
June 30, 2001                                         $8,300,000
September 30, 2001                                    $8,600,000
December 31, 2001                                     $9,000,000
March 31, 2002                                        $9,125,000
June 30, 2002                                         $9,250,000
September 30, 2002                                    $9,375,000
December 31, 2002                                     $9,500,000
March 31, 2003 through December 31, 2005              $10,000,000

                        ARTICLE IX - EVENTS OF DEFAULT

      SECTION 9.1 - DEFINITION OF EVENT OF DEFAULT. An Event of Default shall be deemed to have occurred if:

            i. the Borrower, the Company, any of their Subsidiaries or any Guarantor fails to pay (x) when due and payable (whether at maturity or otherwise) the full amount of any principal payment (together with any applicable premium) on the Note or
                  (y) within five (5) days of when due and payable (whether at maturity or otherwise) the full amount of interest then accrued on the Note, or the full amount of the Performance Fee or any other amounts payable under this Agreement, the Note or the Related Documents;

            ii.   the Borrower, the Company or any of their Subsidiaries:

                  a. breaches, fails to perform or observe any of the covenants contained in Sections 5.7, 5.15, 6.1, 6.9, 6.11, 6.12, 6.15, 6.18 (provided that an inadvertent breach of Section 6.18, which in the good faith discretion of the Purchaser, has not impaired its interests shall not be deemed an Event of Default hereunder) or in Articles VII or VIII;

                  b. breaches, fails to perform or observe any of the covenants contained in Sections 5.1 through 5.5, 5.8, 5.12, 5.16 and such failure continues uncured for ten
                        (10) days; or

                  c. breaches, fails to perform or observe any other covenant or provision contained herein, in the Note, any other instrument delivered pursuant hereto or thereto or any other Transaction Document and if such failure continues uncured for 30 days from the earlier of the date the Borrower, the Company or any of their Subsidiaries becomes aware of such failure or after written notice thereof shall be given to the Borrower, the Company or any of their Subsidiaries by the Purchaser;

            iii. any representation or warranty contained herein or required to be furnished to any holder of the Note pursuant to this Agreement or any other Transaction Document, by the Borrower, the Company or any of their Subsidiaries to any holder of the Note, is false or misleading in any material respect on the date made, repeated or furnished;

            iv. the Borrower, the Company or any of their Subsidiaries makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment, decree or injunction is entered adjudicating the Borrower, the Company or any of their Subsidiaries bankrupt or insolvent or requiring the dissolution or split up of the Borrower, the Company or any of their Subsidiaries or preventing the Borrower, the Company or any of their Subsidiaries from conducting all or any material part of its business; or any order for relief with respect to the Borrower, the Company or any of their Subsidiaries is entered under the Federal Bankruptcy Code; or the Borrower, the Company or any of their Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Borrower, the Company or any of their Subsidiaries, or of any substantial part of the assets of the Borrower, the Company or any of their Subsidiaries, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any of their Subsidiaries) relating to the Borrower, the Company or any of their Subsidiaries under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar laws of any jurisdiction now or hereafter in effect; or any such petition or application is filed, or any such proceeding is commenced, against the Borrower, the Company or any of their Subsidiaries and either
                  (a) the Borrower, the Company or any of their Subsidiaries by any act indicates their approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

            v. a judgment in excess of $250,000 is rendered against the Borrower, the Company or any of their Subsidiaries and, within 60 days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within 5 days after the expiration of any such stay, such judgment is not dismissed, discharged in full or stayed again;

            vi. any of the Borrower's, the Company's or any of their Subsidiaries' assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors in connection with any obligations or liabilities of the Borrower, the Company or their Subsidiaries in excess of $250,000 in the aggregate and any of same is not discharged or stayed within 60 days of the issuance or occurrence thereof;

            vii. the Borrower, the Company or any of their Subsidiaries is in default (after taking into account any applicable grace period) in the performance of any obligation (other than Indebtedness pursuant to the Senior Loan Agreement) if the effect of such default is to fail to pay an amount exceeding $250,000 or to cause an amount exceeding $250,000 to become due prior to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding $250,000 to become due prior to its stated maturity;

            viii. (a) the Borrower, the Company or any of their Subsidiaries is in default (after taking into account any applicable grace period) (1) in payment when due (after taking into account any applicable grace period) of any amounts

                  (whether upon scheduled payment, required prepayment, required cash collection, acceleration, demand or otherwise) under any indenture, loan agreement, note or other instrument under which any evidence of Indebtedness of the Borrower, the Company or any of their Subsidiaries exceeding $250,000 in principal amount has been or hereafter may be issued or outstanding (excluding, however, any evidence of Indebtedness issued by the Borrower, the Company or any of their Subsidiaries in connection with the Senior Debt, the default provisions relating to the Senior Debt being more fully described in SECTION 9.1.X. below) ("MATERIAL INDEBTEDNESS") or (2) in compliance with the terms, covenants or other provisions of any such indenture, loan agreement, note or other instrument, if the effect of such default in compliance is to accelerate or to permit the acceleration of the stated maturity of such Material Indebtedness (whether or not actually accelerated) or (in the case of demand obligations) results in demand for payment of such Indebtedness, or (b) any other event shall occur or condition shall exist with respect to such Material Indebtedness, if the effect of such event or condition is to cause, or permit the holders thereof to cause, such Material Indebtedness to become due and payable prior to its stated maturity;

            ix. the Borrower, the Company or any of their Subsidiaries shall default in the performance or observance of any provision of any agreement or commitment (other than those relating to Indebtedness) and such default has or could reasonably be expected to have a Material Adverse Effect;

            x. an acceleration of the Senior Debt shall have occurred under the Senior Debt Agreements;

            xi. any material part of this Agreement, the Note or the Related Documents, shall cease to be in full force and effect or declared to be null and void by a court of competent jurisdiction;

            xii.  a Change in Control shall occur;

            xiii. the institution of any steps by the Borrower, the Company or any ERISA Affiliate of the Borrower, the Company or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower, the Company or any such ERISA Affiliate could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, and, in the reasonable opinion of the holder(s) of the Note holding a majority of the aggregate outstanding principal amount of the Note, such contribution, liability or obligation would reasonably be expected to have a Material Adverse Effect;

            xiv. (a) with respect to any Plan, a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA occurs which, in the reasonable determination of the holder(s) of the Note holding a majority of the aggregate outstanding principal amount of the Note, could result in liability to the Borrower, the Company or any of their Subsidiaries; (b) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such plan in a distress termination; (c) with respect to any Multiemployer Plan, the Borrower, the Company, any of their Subsidiaries or any ERISA Affiliate shall incur any Withdrawal Liability; (d) with respect to any Qualified Plan, the Borrower, the Company, any of their Subsidiaries or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the IRS; or (e) with respect to any Title IV Plan or Multiemployer Plan which has an ERISA Event not described in clauses (B) through (D) hereof, in the reasonable determination of the holder(s) of the Note holding a majority of the aggregate outstanding principal amount of the Note, there is a reasonable likelihood for termination of any such plan by the PBGC; PROVIDED, HOWEVER, that the events listed in clauses (A) through (E) hereof shall constitute Events of Default only if the liability, deficiency or waiver request of the Borrower, the Company or any ERISA Affiliate, whether or not assessed, could, in the reasonable opinion of the holder(s) of the Note holding a majority of the aggregate outstanding principal amount of the Note, reasonably be expected to have a Material Adverse Effect;

            xv. any Loan Party Guaranty, any Loan Party Guaranty Security Agreement or any provision thereof shall cease to be in full force and effect as to any Guarantor, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any such Guarantor's material obligations under the Loan Party Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to a Loan Party Guaranty and such default shall continue beyond any grace period specifically applicable thereof;

            xvi. the Capital Contribution Agreement or any material provision thereof shall cease to be in full force and effect as to SCC, or SCC or any Person acting on behalf of SCC shall deny or disaffirm SCC's material obligations under the Capital Contribution Agreement, or SCC shall default in the due payment, performance or observation of any term, covenant or agreement on its part to be performed or observed pursuant to the Capital Contribution Agreement and such default shall continue beyond any grace period specifically applicable thereto;

            xvii. any material term or provision of the Intercreditor Agreement shall at any time and for any reason cease to be in full force and effect or shall be declared null and void (other than by the Purchaser), or the validity or enforceability thereof shall be contested by any party thereto (other than the Purchaser), or any party thereto (other than the Purchaser) shall deny it has any further liability or obligations under the Intercreditor Agreement or any party thereto (other than the Purchaser) shall fail to perform any of its obligations under the Intercreditor Agreement;

            xviii.any of the Merger Documents, at any time after their execution and delivery and for any reason, ceases to be in full force and effect (other than by expiration of its terms) or is declared null and void, or any party thereto denies it has any further liability or obligation under or fails to perform its obligations under any such Merger Document and any of the foregoing does or is reasonably likely to result in a Material Adverse Change;

            xix. the employment of Bob Bossart, John Wagner, Richard Kurth or Randy Jones is terminated for any reason (unless the Purchaser has consented to same, such consent not to be unreasonably withheld) and no replacement executive reasonably satisfactory to the holder(s) of the Note is employed by the Company within 150 days after such termination;

            xx. CHS is notified by the OBWC that it is "at capacity," declared ineligible to solicit or accept selection by or assignment of an employer by the OBWC, or the OBWC in any material manner limits the Company's ability to accept new enrollments, and any of same is reasonably likely to result in a breach of any of the covenants in Article VIII above or in any Event of Default under SECTION 9.1.I above;

            xxi. the State of Ohio announces its intention to dissolve or disband the state- sponsored system of workers' compensation insurance or the Ohio Health Partnership Program (and the Purchaser determines in the exercise of its commercially reasonable discretion that the same is reasonably likely to impair the Borrower's or the Company's ability to perform its material obligations under this Agreement, the Note or the Related Documents);

            xxii. (a) the OBWC terminates or does not renew the OBWC Contracts, or (b) the OBWC informs CHS of its intent to terminate or not renew the OBWC Contracts, except if the Borrower and CHS provide the Purchaser written notice that (I) CHS is actively and diligently pursuing renewal of the OBWC Contracts, (II) CHS is reasonably confident that its efforts will be successful, and (III) such active pursuit of renewal does not exceed (without renewal) 90 days time from the date of such written notice to the Purchaser; and

            xxiii.the OBWC terminates, does not renew or informs CHS of its intent to terminate or not renew CHS's OBWC certification as a vendor.

The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

      SECTION 9.2 - CONSEQUENCES OF EVENTS OF DEFAULT.

            i. If any Event of Default has occurred and continued, then the interest rate on the Note shall increase immediately by an increment of three percentage points (3%). Any increase of the interest rate resulting from the operation of this subsection shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this subsection).

            ii. If any Event of Default has occurred and is continuing, the Borrower, the Company and its Subsidiaries shall immediately suspend all payments required to be suspended pursuant to
                  SECTION 7.10 hereof. Any such payments may be resumed only when no such Event of Default exists or would be caused by making such payments.

            iii. If an Event of Default of the type described in SECTION 9.1(IV) has occurred, then the aggregate outstanding principal amount of the Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holder(s) of the Note, and the Borrower shall immediately pay to the holder(s) of the Note all amounts due and payable with respect to the Note.

            iv. If an Event of Default (other than under SECTION 9.1(IV)) has occurred and is continuing, then any holder or holders of the Note then outstanding may declare all or any portion of the outstanding principal amount of the Note held by it (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Note held by it (together with all such other amounts then due and payable). The Borrower shall give prompt written notice of any such demand to any other holders of the Note, each of which may demand immediate payment of all or any portion of such holder's Note. If any holder or holders of the Note demand immediate payment of all or any portion of the Note pursuant to this paragraph, the Borrower shall immediately pay to such holder or holders all amounts due and payable with respect to such Note.

                           ARTICLE X - MISCELLANEOUS

      SECTION 10.1 - EXPENSES. The Borrower and the Company shall, jointly and severally, pay, and hold the Purchaser (including all holders of the Note) harmless against liability for the payment of, and reimburse on demand as and when incurred from and against, (i) all reasonable costs and expenses incurred by each of them in connection with (a) their due diligence review of the Borrower, the Company and their Subsidiaries; (b) the preparation, negotiation, execution and interpretation of this Agreement, the Note, the Related Documents, the Transaction Documents, the Merger Documents and any other agreements contemplated hereby and thereby; and (c) the consummation of all of the transactions contemplated hereby and thereby (including all reasonable fees and expenses of legal counsel, environmental consultants and accountants), which costs and expenses shall be payable at the Closing or, if the Closing does not occur, payable upon demand, (ii) all reasonable fees and expenses incurred by the Purchaser or its agents with respect to any amendments or waivers (whether or not the same become effective) under or in respect of each of this Agreement, the Note, the Transaction Documents, the Merger Documents and the other agreements and instruments contemplated hereby and thereby, (including all reasonable expenses incurred in connection with any proposed merger, sale or recapitalization of the Borrower, the Company or any of their Subsidiaries),
(iii) all recording and filing fees, stamp and other similar taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of the Note hereunder, (iv) the reasonable fees and expenses incurred by the Purchaser or its agents with respect to the interpretation and enforcement of the rights granted (including, without limitation, in any bankruptcy, insolvency or similar proceeding, or any "workout") under this Agreement, the Note, the Related Documents, the other Transaction Documents, the Merger Documents and the agreements or instruments contemplated hereby and thereby (including costs of collection) and the investigation and enforcement of rights with respect to any Potential Event of Default or Event of Default, and (v) the reasonable fees and expenses incurred by the Purchaser in any filing with any governmental agency with respect to its loan to the Borrower. If the Borrower or the Company fails to pay when due any amounts due the Purchaser or fails to comply with any of its obligations pursuant to this Agreement or any other agreement, document or instrument executed or delivered in connection herewith, the Borrower and the Company shall, upon demand by the Purchaser, pay to the Purchaser such further amounts as shall be sufficient to cover the reasonable cost and expense (including, but not limited to attorneys' fees) incurred by or on behalf of the Purchaser in collecting all such amounts due or in otherwise enforcing the Purchaser's rights and remedies hereunder. The Purchaser acknowledges that it is in receipt of a $20,000 prepayment of such expenses from SCC and that the expenses associated with this transaction due and payable at Closing will be reduced by this amount. The Borrower and the Company also agree to pay to the Purchaser all reasonable costs and expenses incurred by Purchaser, including reasonable compensation to its attorneys for all services rendered, in connection with the investigation of any Event of Default or event of noncompliance by the Borrower or the Company and enforcement of Purchaser's rights hereunder or under the Merger Documents or the Transaction Documents.

      SECTION 10.2 - REMEDIES. Each holder of the Note shall have all rights and remedies set forth in this Agreement, the Note, the Related Documents and the other Transaction Documents and all rights and remedies which such holders have been granted at any time under any other related agreement or contract and all of the rights which such holders have under any law. No remedy hereunder or thereunder conferred is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

      SECTION 10.3 - PURCHASER'S INVESTMENT REPRESENTATIONS. The Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; PROVIDED that nothing contained herein shall prevent any Purchaser or subsequent holders of Restricted Securities from transferring such securities; PROVIDED, HOWEVER, that any such transfer shall be made in compliance with applicable securities laws. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Note Purchase Agreement, dated as of December [__], 2000, and as amended and modified from time to time, between WC Holdings, Inc., the initial holder hereof and certain investors, who from time to time become parties thereto in accordance with the provisions thereof, and WC Holdings, Inc. reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by WC Holdings, Inc. to the holder hereof without charge."

      SECTION 10.4 - AMENDMENTS AND WAIVERS. Except as otherwise expressly provided herein, the provisions of this Agreement and the provisions of the Note may be amended and the Borrower and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Borrower and the Company have obtained the written consent of the holder(s) of a majority of the outstanding principal amount of the Note; PROVIDED that no such action shall change (i) the rate at which or the manner in which interest accrues on the Note or the time at which such interest becomes payable or (ii) any provision relating to the scheduled payments or prepayments of principal on the Note, without the written consent of all of the holder(s) of the outstanding principal amount of the Note. No other course of dealing between the Borrower or the Company and the holder of the Note or any delay in exercising any rights hereunder or under the Note or shall operate as a waiver of any rights of any such holder(s). For purposes of this Agreement, any Note held by the Borrower, the Company or any of their Subsidiaries shall not be deemed to be outstanding. If the Borrower or the Company pays any consideration to any holder of the Note for such holder's consent to any amendment, modification or waiver hereunder, the Borrower and the Company shall also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis.

      SECTION 10.5 - SURVIVAL OF AGREEMENT. All covenants, representations and warranties contained in this Agreement, the Note and/or the other Transaction Documents or otherwise made in writing by the Borrower, the Company or any of their Subsidiaries in connection herewith or therewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf. In addition, the obligations of the Borrower and the Company pursuant to SECTIONS 10.1, 10.13, 10.16 AND 10.17 shall survive the repayment of all amounts payable pursuant to this Agreement and the Note.

      SECTION 10.6 - NO SETOFFS, ETC. All payments hereunder and under the Note, each Loan Party Guaranty and the Capital Contribution Agreement shall be made by Borrower, the Company, the Guarantors and SCC without setoff, offset, deduction or counterclaim, free and clear of all taxes (other than income taxes), levies, imports, duties, fees and charges, and without any withholding, restriction or conditions imposed by any governmental authority. If the Borrower, the Company, any Guarantor or SCC shall be required by any law to deduct, setoff or withhold any amount from or in respect of any payment to any Purchaser hereunder or under the Note, then the amount so payable to such Purchaser shall be increased as may be necessary so that, after making all required deductions, setoffs and withholdings, such Purchaser shall receive an amount equal to the sum it would have received had no such deductions, setoffs or withholding been made.

      SECTION 10.7 - SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed; PROVIDED that neither the Borrower nor the Company shall be permitted to assign its rights or obligations under this Agreement or the Note without the prior written consent of all holders of the Note. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of the Note are also for the benefit of, and enforceable by, any subsequent holder of such Note. Except as otherwise expressly provided herein, nothing expressed in or implied from this Agreement, the Note, the Loan Party Guaranty, the Stock Pledge Agreement, the Security Agreement, the Senior Lender Intercreditor and Subordination Agreement, the Loan Party Guaranty Security Agreement, or the Capital Contribution Agreement or any other Related Document is intended to give, or shall be construed to give, any Person, other than the parties hereto and thereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any such other document. Notwithstanding anything to the contrary set forth in this Agreement, the Purchaser may not assign its rights or transfer its interests in the Note to any third party without the Borrower's consent, which shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that the foregoing right of consent to assignment or transfer rights shall be suspended upon the occurrence and during the continuance of an Event of Default arising under Sections 9.1.i, 9.1.iv, 9.1xx, 9.1.xxi, 9.1.xxii or 9.1.xxiii of this Agreement.

      SECTION 10.8 - SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      SECTION 10.9 - COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

      SECTION 10.10 - DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement and the Note are inserted for convenience only and do not constitute a substantive part of this Agreement.

      SECTION 10.11 - GOVERNING LAW. The law of the State of Ohio shall govern all issues and questions concerning the relative rights and obligations of the Borrower, the Company and its equity holders. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules hereto and (except as otherwise expressly provided therein) the exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of Ohio, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio. In furtherance of the foregoing, the internal law of the State of Ohio shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

      SECTION 10.12 - NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or sent via facsimile to the number set forth below with a copy mailed to the recipient as set forth above. Such notices, demands and other communications shall be sent to the Purchaser and to the Borrower and the Company at the address indicated below:

            To the Borrower and the Company:

                        Health Power, Inc.
                        P.O. Box 884
                        Dublin, Ohio 43017
                        Attn.: Paul Miller, General Counsel and CFO
                        Facsimile: (614) 790-8119

                  with a copies to:

                        Capital Partners
                        One Pickwick Plaza, Suite 310
                        Greenwich, CT 06830
                        Attn.: Mr. Brian D. Fitzgerald
                        Facsimile: (203) 625-0423

                        Finn Dixon & Herling LLP
                        One Landmark Square
                        Stamford, CT  06901
                        Attn.: Michael J. Herling, Esq.
                        Facsimile: (203) 348-5777

            To the Purchaser:

                        Banc One Mezzanine Corporation
                        Mail Code: OH1-0170
                        100 East Broad Street, 7th Fl.
                        Columbus, Ohio 43215-0170
                        Attn.: Cheryl Lankard Turnbull
                        Facsimile: (614) 248-5518

                  with a copy to:

                        McDonald, Hopkins, Burke & Haber Co., L.P.A.
                        2100 Bank One Center
                        600 Superior Avenue, East
                        Cleveland, Ohio 44114-2653
                        Attn: Anne T. Corrigan, Esq.
                        Facsimile: (216) 348-5474

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

      SECTION 10.13 - CONSIDERATION FOR THE NOTE; TREATMENT OF FEES. The Purchaser, the Borrower and the Company acknowledge and agree that the fair market value of the Note issued hereunder is $6,000,000. The Purchaser, the Borrower and the Company shall file their respective federal, state and local Tax Returns in a manner which is consistent with such valuation and allocation and shall not take any action or position (whether in preparation of Tax Returns, financial statements or otherwise) which is inconsistent with any of the above.

      SECTION 10.14 - CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect or any Event of Default shall occur, the fact that there exists another representation, warranty, or covenant or Event of Default relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant or that the first Event of Default shall have occurred.

      SECTION 10.15 - COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and the other documents of even date herewith delivered or executed in connection with the transactions contemplated hereby embody the complete agreement and understanding among the parties and supersede any prior agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      SECTION 10.16 - INDEMNIFICATION. In consideration of the Purchaser's execution and delivery of this Agreement and purchase of the Note hereunder and in addition to all of the Borrower's and the Company's other obligations under this Agreement and in addition to all other rights and remedies available at law or in equity, each of the Borrower and the Company shall defend, protect and indemnify each Purchaser (including each holder of the Note) and all of their officers, directors, shareholders, partners, affiliates, employees, agents, representatives, successors and assigns (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES"), and save and hold each of them harmless from and against, and pay on behalf of or reimburse such party on demand as and when incurred for any and all actions, causes of action, suits, claims, losses (including diminutions in value and consequential damages), costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, interest and penalties and all amounts paid in investigation, defense or settlement of any of the foregoing and claims relating to any of the foregoing (the "LIABILITIES"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Note; (b) the execution, delivery, performance or enforcement of this Agreement, the Note, the Related Documents, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees, except to the extent any such Liabilities are caused by the particular Indemnitee's gross negligence or willful misconduct; (c) the past, present or future environmental condition of any property owned or operated by the Borrower, the Company, any of their Subsidiaries, their predecessors or successors or of any offsite treatment, storage or disposal location associated therewith and relating to the Borrower, the Company or any of their Subsidiaries, including the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from, any such property or location of any Hazardous Substance (including any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under any Environmental and Safety Requirement) regardless of whether caused by, or within the control of, the Borrower, the Company or any of their Subsidiaries. To the extent that the foregoing undertaking by the Borrower and the Company may be unenforceable for any reason, the Borrower and the Company shall make the maximum contribution to the payment and satisfaction of each of the Liabilities which is permissible under applicable law.

      SECTION 10.17 - PAYMENT SET ASIDE. To the extent that the Borrower, the Company or any Guarantor makes a payment or payments to the Purchaser or any other holder of the Note hereunder or under the Note or under the Capital Contribution Agreement or the Purchaser or any other holder of the Note enforces its rights or exercises its right of setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Borrower, the Company or any Guarantor, a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      SECTION 10.18 - JURISDICTION AND VENUE. Each of the Borrower and the Company hereby (i) submits to the jurisdiction of any state or Federal court sitting in Columbus, Ohio in any legal suit, action or proceeding arising out of or relating to this Agreement, the Note, the Related Documents and the other Transaction Documents, (ii) agrees that all claims in respect of the action or proceeding may be heard or determined in any such court, and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement, the Note, the Related Documents or the other Transaction Documents in any other court. Each of the Borrower and the Company hereby waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in SECTION 10.12. Each of the Borrower and the Company hereby agrees that a final non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Purchaser or other holders of the Note to bring proceedings against the Borrower or the Company in the courts of any other jurisdiction. To the extent provided by law, should the Borrower or the

Company, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the number of days prescribed by law after the mailing thereof, the Borrower or the Company, as the case may be, shall be deemed in default and an order and/or judgment may be entered by the court against the Borrower or the Company, as the case may be, as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum for the Borrower and the Company set forth in this SECTION 10.18 shall not be deemed to preclude the enforcement by the Purchaser or any holder of the Note of any judgment obtained in any other forum or the taking by the Purchaser or any holder of the Note of any action to enforce the same in any other appropriate jurisdiction, and the Borrower, the Company and any of their Subsidiaries hereby waive the right to collaterally attack any such judgment or action.

      SECTION 10.19 - EXCHANGE OF INFORMATION BY THE PURCHASER AND SENIOR LENDER. The Borrower and the Company acknowledge and agree that the Purchaser and the Senior Lender are separate but affiliated entities, and that the Purchaser and the Senior Lender may, in the exercise of each party's sole and absolute discretion, freely exchange information of any kind, written or verbal, pertaining to this Agreement, the Merger Documents or the Transaction Documents or to any entities or persons involved with or a party to this Agreement, the Merger Documents or the Transaction Documents; provided, further, that the foregoing exchange of information shall not be subject to the provisions of
Section 10.22 of this Agreement.

      SECTION 10.20 - WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE BORROWER, THE COMPANY AND EACH HOLDER OF THE NOTE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE NOTE OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. EACH OF THE BORROWER AND THE COMPANY AGREES THAT THIS SECTION 10.20 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE PURCHASER WOULD NOT PURCHASE THE NOTE HEREUNDER IF THIS SECTION 10.20 WERE NOT PART OF THIS AGREEMENT.

      SECTION 10.21 - CERTAIN WAIVERS. Each of the Borrower and the Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of the Note, and expressly agrees that the Note, or any payment thereunder, may be extended from time to time and that the holder thereof may accept security for the Note or release security for the Note, all without in any way affecting the liability of the Borrower or the Company thereunder.

      SECTION 10.22 - CONFIDENTIALITY. Subject to Section 10.19 above, Purchaser
(a) agrees to keep confidential any information (i) provided to it by or on behalf of any of the Borrower, the Company or any of their Subsidiaries pursuant to or in connection with this Agreement, the Related Documents and the Note, or
(ii) obtained by Purchaser based on a review of the books and records of the Borrower, the Company or any of their Subsidiaries; and (b) agrees to use such information on its own behalf solely in connection with such Purchaser's administration of this Agreement, the Related Documents and/or the Note; PROVIDED, that nothing herein shall prevent

Purchaser from disclosing any such information (i) to any prospective transferee which first executes and delivers to Purchaser and the Borrower, the Company or any of their Subsidiaries a written instrument pursuant to which such transferee agrees to be bound by this SECTION 10.22, (ii) to such of the officers, directors, employees, agents, independent auditors and representatives of Purchaser or any of its affiliates as need to know such information in connection with such Purchaser's administration of this Agreement, the Related Documents and/or the Note (provided such persons referred to in the foregoing clause are informed of the confidential nature of the information and the restrictions imposed by this subsection), (iii) upon the request or demand of any governmental authority having jurisdiction over the Purchaser, (iv) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any requirement of law, or (v) to the extent necessary or advisable in connection with any suit, action or proceeding in connection with the enforcement of rights hereunder or under the Related Document and/or the Note.

      SECTION 10.23 - BANC ONE MEZZANINE CORPORATION SPECIAL DISCLOSURE STATEMENT. Banc One Mezzanine Corporation ("BOMC") is an indirect wholly-owned subsidiary of Bank One Corporation ("BOC"). BOC is also the parent of several banks, including Bank One, N.A., a national banking association. BOMC is not a bank; it is a separate corporate entity from its affiliated bank subsidiaries of BOC. The obligations of BOMC are not obligations of any of its affiliate banks, and none of its affiliated banks are responsible for, or guarantee, the obligations of BOMC. BOMC's banking affiliates may be lenders to companies to which BOMC also lends or in which BOMC invests, in which case borrowings from BOMC's banking affiliates may be used to repay such BOMC loans or service such BOMC investments, and borrowings from BOMC or the proceeds from BOMC investments may be used to repay loans from BOMC's banking affiliates. BOMC and its affiliated banks intend to share among themselves credit information concerning their respective customers and BOMC's customers will be deemed to have consented to such sharing of information unless an objection to such disclosure is made in writing and delivered to BOMC, provided, that all such information shall be subject to the confidentiality provisions of SECTION 10.22 above if the information is provided by BOMC to any such affiliated banks.

      In addition, affiliates of BOMC are registered broker dealers, investment advisers, registered investment companies and other entities which may offer, sell, recommend and/or purchase securities of public and, to a lesser extent, private companies. Such affiliates may offer, sell, recommend and/or purchase the securities of the companies to which BOMC makes loans or in which BOMC invests, or the securities of affiliates of such companies.

                                 * * * * *

            IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement on the date first written above.


                                    WC HOLDINGS, INC., A DELAWARE CORPORATION



                                    By: /S/BRIAN D. FITZGERALD
                                       Name: BRIAN D. FITZGERALD
                                       Its: CHAIRMAN




                                    BANC ONE MEZZANINE CORPORATION



                                    By: /S/CHERYL L. TURNBULL
                                       Name:  Cheryl L. Turnbull
                                       Its:  Managing Director


Acknowledged and Agreed:

HEALTH POWER, INC., A DELAWARE
  CORPORATION


By: /S/ROBERT J. BOSSART
   Name: ROBERT J. BOSSART
   Its: CHIEF EXECUTIVE OFFICER

COMPMANAGEMENT, INC., AN OHIO
  CORPORATION


By: /S/ROBERT J. BOSSART
   Name: ROBERT J. BOSSART
   Its: CHIEF EXECUTIVE OFFICER

COMPMANAGEMENT HEALTH SYSTEMS, INC., AN OHIO
  CORPORATION


By: /S/ROBERT J. BOSSART
   Name: ROBERT J. BOSSART
   Its: CHIEF EXECUTIVE OFFICER


M & N RISK MANAGEMENT, AN OHIO
  CORPORATION


By: /S/ROBERT J. BOSSART
   Name: ROBERT J. BOSSART
   Its: CHIEF EXECUTIVE OFFICER


M & N ENTERPRISES, INC., an Ohio
  corporation


By: /S/ROBERT J. BOSSART
   Name: ROBERT J. BOSSART
   Its: CHIEF EXECUTIVE OFFICER

                                LIST OF EXHIBITS

Exhibit A   -     Capital Contribution Agreement
Exhibit B   -     Loan Party Guaranty
Exhibit C   -     Loan Party Guaranty Security Agreement
Exhibit D-1 -     Management Agreement
Exhibit D-2 -     Management Consulting Agreement
Exhibit E   -     Security Agreement
Exhibit F   -     Senior Debt Guaranty
Exhibit G   -     Senior Lender Intercreditor and Subordination Agreement
Exhibit H   -     Stock Pledge Agreement
Exhibit I   -     Note
Exhibit J   -     Collateral Assignment Agreement
Exhibit K   -     Legal Opinion
Exhibit L   -     Solvency Certificate
Exhibit M   -     Proforma Balance Sheet
Exhibit N   -     Projections

[Exhibits are omitted]

                          LIST OF DISCLOSURE SCHEDULES


Merger Documents Schedule
Sources and Use of Proceeds Schedule
Liens Schedule
Capitalization Schedule
Subsidiary Schedule
Restrictions Schedule
Financial Statements Schedule
Liabilities Schedule
Developments Schedule
Assets Schedule
Tax Matters Schedule
Contracts Schedule
Employee Benefits Schedule
Intellectual Property Schedule
Brokerage Schedule
Employee Schedule
Consents Schedule
Insurance Schedule
Employment Contracts Schedule
Environmental and Safety Matters Schedule
Affiliated Transactions Schedule

[Schedules are omitted]